Exhibit 10.28

    AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


                                    between


                          PHC, INC. AND SUBSIDIANRIES


                                      and


                           CAPITALSOURCE FINANCE LLC





                                  Dated as of
                                 June 13, 2007


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     AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

     THIS REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "Agreement") dated as of June 13, 2007, is entered into between PHC, INC, a Massachusetts corporation, PHC OF MICHIGAN, INC., a Massachusetts corporation, PHC OF NEVADA, INC., a Massachusetts corporation, PHC OF UTAH, INC., a Massachusetts corporation, PHC OF VIRGINIA, INC., a Massachusetts corporation, WELLPLACE, INC., a Massachusetts corporation, DETROIT BEHAVIORAL INSTITUTE, INC., a Massachusetts corporation, NORTH POINT - PIONEER, INC., a Massachusetts corporation and SEVEN HILLS HOSPITAL, INC., a Delaware corporation (individually, collectively and jointly and severally, the "Borrower") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the "Lender").

     WHEREAS, pursuant to a certain Revolving Credit, Term Loan and Security Agreement by and between Borrower and Lender dated as of October 19, 2004 (the "Existing Credit Agreement"), Lender made available to Borrower a revolving credit facility (the "Revolving Facility") in a maximum principal amount at any time outstanding of up to Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000) (the "Facility Cap") and a term loan in a maximum principal amount of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000) (the "Existing Term Loan"); and

     WHEREAS, Borrower has requested that Lender amend and restate the Existing Credit Agreement to continue the Revolving Facility and the outstanding principal amount of the Existing Term Loan as provided herein and to make available to Borrower a multi-draw term loan (the "Term Loan") in an initial principal amount of Three Million and No/100 Dollars ($3,000,000) (the "Initial Term Loan Amount") to consist of (a) the Existing Term Loan outstanding immediately prior to the effectiveness of this Agreement (in other words, the Existing Term Loan shall be continued as part of the Term Loan) and (b) additional term loan draws which Lender agrees to make to Borrower from time to time following the Restatement Date; and

     WHEREAS, Lender is willing to amend and restate the terms and conditions of the Existing Credit Agreement to continue the Revolving Facility and make the Term Loan available to Borrower upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower and Lender hereby agree that the Existing Credit Agreement shall be amended and restated as follows:

I.   DEFINITIONS

     1.1  General Terms

     For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered


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pursuant  to any of the Loan  Documents,  all  accounting  terms not  defined in
Appendix A elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

II.  ADVANCES, PAYMENT AND INTEREST

     2.1 The Revolving Facility

     (a) Subject to the provisions of this Agreement, Lender shall continue the Existing Advances and make Advances to Borrower under the Revolving Facility from time to time during the Term, provided that, notwithstanding any other provision of this Agreement, the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed either of (a) the Facility Cap and (b) the Availability. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is availability within the Borrowing Base for Advances shall be made by Lender in its sole discretion and is final and binding upon Borrower. Unless otherwise permitted by Lender, each Advance shall be in an amount of at least $1,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in U.S. Dollars, in an amount equal to the Applicable Advance Rate of the Borrowing Base, minus, if applicable, amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the "Availability"). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Revolving Facility and the Term Loan and other Obligations on the date when due to the extent available and as provided for herein.

     (b)  Lender  has   established  the   above-referenced   advance  rate  for
Availability and, in its sole credit judgment, may further adjust the Availability and such advance rate by applying percentages (known as "liquidity factors") to Eligible Receivables by payor class based upon Borrower's actual recent collection history for each such payor class (i.e., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Lender's underwriting practices and procedures, including without limitation Lender's review and analysis of, among other things, Borrower's historical returns, rebates, discounts, credits and allowances (collectively, the "Dilution Items"). Such liquidity factors and the advance rate for Availability may be adjusted by Lender throughout the Term as warranted by Lender's underwriting practices and procedures in its sole credit judgment. Also, Lender shall have the right to establish from time to time, in its sole credit judgment, reserves against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Revolving Facility pursuant to this Agreement.

2.2  Revolving Facility Maturity Date

     All amounts outstanding under the Revolving Facility and other Revolving Facility Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Lender's demand upon an Event of Default, and (ii) October 19, 2011 (such earlier date being the "Revolving Facility Maturity Date"). The Revolving Facility shall be subject to two (2) one
(1) year extensions, exercisable by written notice to Lender no less than ninety
(90) days prior to the then current Revolving Facility Maturity Date; provided that no Default or Event of Default has occurred or is continuing. In consideration for each extension of the Revolving Facility Maturity Date and as a condition thereof exercised by Borrower, Borrower agrees to pay to Lender a nonrefundable extension fee in the amount of $20,000.00.


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     2.3  Revolving  Facility  Disbursements;  Requirement to Deliver  Borrowing
          Certificate

     So long as no Default or Event of Default shall have occurred and be continuing, Borrower Agent may give Lender irrevocable written notice requesting an Advance under the Revolving Facility by delivering to Lender not later than 11:00 a.m. (New York City time) at least one but not more than four Business Days before the proposed borrowing date of such requested Advance (the "Borrowing Date"), a completed Borrowing Certificate and relevant supporting documentation satisfactory to Lender, which shall (i) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (ii) specify the principal amount of such requested Advance, (iii) certify the matters contained in Section 4.2, and (iv) specify the amount of any Medicare or Medicaid recoupments and/or recoupments of any third-party payor being sought, requested or claimed, or, to Borrower's knowledge, threatened against Borrower or Borrower's Affiliates. Each time a request for an Advance is made, and, in any event and regardless of whether an Advance is being requested, on Tuesday of each week during the Term (and more frequently if Lender shall so request) until the Obligations are indefeasibly paid in cash in full and this Agreement is terminated, Borrower Agent shall deliver to Lender a Borrowing Certificate accompanied by (A) a separate detailed aging and categorizing of Borrower's (i) accounts receivable and (ii) if requested by Lender, accounts payable and (B) such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Lender shall reasonably request from a credit or security perspective or otherwise. On each Borrowing Date, Borrower irrevocably authorizes Lender to disburse the proceeds of the requested Advance to the appropriate Borrower's account(s) as set forth on Schedule 2.3, in all cases for credit to the appropriate Borrower (or to such other account as to which the Borrower Agent shall instruct Lender) via Federal funds wire transfer no later than 4:00 p.m. (New York City time).


     2.4 Revolving Facility Collections; Repayment; Borrowing Availability and Lockbox

     Each of PHC-Michigan and PHC-Utah (and each other Borrower whose Accounts may be included at any time in the future within the Borrowing Base, and all Borrowers at the direction of Lender following the occurrence of an Event of Default) shall maintain one or more lockbox accounts (individually and collectively, the "Lockbox Account") with one or more banks acceptable to Lender (each, a "Lockbox Bank"), and shall execute with each Lockbox Bank one or more agreements acceptable to Lender (individually and collectively, the "Lockbox Agreement"), and such other agreements related thereto as Lender may require. Each such Borrower shall ensure that all collections of their respective Accounts (other than accounts due from Private Payors and any amounts received under contracts held by PHC-Michigan or PHC-Utah but for which the services relating thereto are performed by Wellplace) are paid and delivered directly from Account Debtors and other Persons into the appropriate Lockbox Account. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts maintained by Lender or an Affiliate of Lender at such bank as Lender may communicate to each such Borrower from time to time (the "Concentration Account"), except, with respect only to Accounts payable by Medicaid/Medicare Account Debtors, as instructed by the applicable Borrower to whom such Accounts are payable as permitted pursuant to the applicable Lockbox Agreement and provided that the Lockbox Banks shall not transfer the funds paid into the Lockbox Account of Seven Hills to the Concentration Account until the date on which Lender notifies the Lockbox Bank and Borrower that a Default or Event of Default has occurred. Notwithstanding and without limiting any other provision of any Loan Document, Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this Section 2.4 in such order and manner as determined by Lender. To the extent


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that any Accounts  collections  of any such  Borrower or any other cash payments received by any such Borrower are not sent directly to the appropriate Lockbox Account as required in this Section 2.4 but are received by any such Borrower or any of their Affiliates, such collections and proceeds shall be held in trust for the benefit of Lender and immediately remitted (and in any event within two
(2) Business Days), in the form received, to the appropriate Lockbox Account for immediate transfer to the Concentration Account. Each Borrower acknowledges and agrees that compliance with the terms of this Section 2.4 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Lender may have hereunder, under any other Loan Document, under applicable law or at equity, upon each and every failure by any Borrower or any of their Affiliates to comply with any such terms Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Applicable Rate by two percent (2.0%) per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared, provided that nothing shall prevent Lender from considering any failure to comply with the terms of this Section 2.4 to be a Default or an Event of Default. All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be applied to reduce the Obligations under the Revolving Facility, but, for purposes of calculating interest hereunder, shall be subject to a four (4) Business Day clearance period. If as the result of collections of Accounts and/or any other cash payments received by any Borrower pursuant to this Section 2.4 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of any Borrower, but shall be available to the appropriate Borrower in accordance with the terms of this Agreement. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, each Borrower and their Affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Lender in its sole discretion.

     2.5  The Term Loan

     Subject to the terms and conditions set forth in this Agreement, Lender agrees to make the Term Loan available to Borrower in the original principal amount of the Term Loan Amount by continuing the outstanding principal amount of the Existing Term Loan made by Lender under the Existing Credit Agreement and advancing additional funds as provided in this Agreement, so that as long as no Default or Event of Default has occurred or is continuing, Borrower may, commencing as of the Restatement Date from time to time prior to the close of business on the Term Loan Maturity Date, borrow, in one or more Term Loan Draws, an amount which, when aggregated with the outstanding principal amount of the Existing Term Loan continued hereunder, does not exceed in the aggregate the Term Loan Amount in effect from time to time. The Term Loan is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Agent may give Lender irrevocable written notice requesting a Term Loan Draw by delivering to Lender not later than 11:00 a.m. (Eastern Standard Time) at least one (1) but not more than four
(4) Business Days before the proposed borrowing date of such requested Term Loan Draw (the "Term Loan Borrowing Date"), a completed Borrowing Certificate and relevant supporting documentation satisfactory to Lender, which shall (i) specify the proposed Term Loan Borrowing Date which shall be a Business Day,
(ii) specify the principal amount of such requested Term Loan Draw, (iii) certify the matters contained in Section 4.2 and Section 4.3. Subject to contrary written instructions from Borrower Agent, each Term Loan Draw shall be disbursed on the applicable Term Loan Borrowing Date to the Borrower's account(s) as set forth on Schedule 2.3.

     2.6  Repayment of Term Loan; Maturity

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     Payment of the outstanding  principal balance of the Term Loan (in addition to the interest payments in Section 3.2) and all other amounts (other than interest) outstanding under the Term Loan shall be made as follows:

          (a) All Term Loan Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of
               (i) the occurrence and continuance of an Event of Default if required pursuant hereto or Lender's demand upon the occurrence and continuance of an Event of Default, (ii) a Revolver Termination and (iii) the last day of the Term, the earlier of the foregoing (i), (ii) or (iii) being the "Term Loan Maturity Date".

          (b) The principal balance of the Term Loan outstanding at any time in excess of the Term Loan Amount in effect from time to time shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.7. Advances shall be automatically made under the Revolving Facility to pay any such excess amounts to the extent available and as provided for herein.

     2.7  Promise to Pay; Manner of Payment

     Borrower absolutely and unconditionally promises to pay principal, interest and all other amounts payable hereunder, or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for any setoff, counterclaim or recoupment, and notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. All payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or counterclaim, in U.S. Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrower from time to time. Any such payment received after 2:00 p.m. (New York City time) on the date when due shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

     2.8  Repayment of Excess Advances

     Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the Availability shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.7.

     2.9  Other Mandatory Prepayments

     In addition to and without limiting any provision of any Loan Document:

     (a) if a Change of Control occurs, on or prior to the first Business Day following the date of such Change of Control, Borrower shall prepay the Loans, including, without limitation, all outstanding Advances and all other Obligations, in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Lender under the Loan Documents; and

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     (b) if any Borrower sells any of its assets or properties,  sells or issues any securities (debt or equity)(other than private placements for equity of PHC, Inc. the terms and conditions of which do not violate any terms or conditions of this Agreement or the other Loan Documents, employee stock purchase plans, warrants issued for services and stock and stock options issued to employees in the ordinary course of business (including shares of stock issued upon the exercise of such stock options)), capital stock or ownership interests, receives any capital contributions, receives any property damage insurance award which is not used to repair or replace the property covered thereby or incurs any Indebtedness except for Permitted Indebtedness, then it shall apply 100% of the proceeds thereof to the prepayment of the Loans together with accrued interest thereon and all other Obligations owing to Lender under the Loan Documents, such payment to be applied at such time and in such manner and order as Lender shall decide in its sole discretion.

     2.10 Payments by Lender

     Should any amount required to be paid under any Loan Document be unpaid, such amount may be paid by Lender, which payment shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Lender by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Lender or any other Person shall entitle any Person to be subrogated to the rights of Lender under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Lender as a result of any Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Revolving Facility and added to the Obligations.

     2.11 Evidence of Loans

     (a) Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the Indebtedness and Obligations to Lender resulting from each Loan made by Lender from time to time, including without limitation, the amounts of principal and interest payable and paid to Lender from time to time under this Agreement. Lender and Borrower acknowledge and agree that the Existing Advances under the Revolving Facility have been evidenced by certain Revolving Note dated October 19, 2004 in the aggregate principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Existing Revolving Note") and that the Existing Term Loan has been evidenced by a certain Term Note dated October 19, 2004 (the "Existing Term Note"). Lender and Borrower acknowledge and agree that (i) the Existing Revolving Note and the Existing Term Note shall be cancelled by Lender and returned to Borrower as of the Restatement Date but that the cancellation of the Existing Revolving Notes shall not constitute a novation of the Existing Advances and the Existing Term Loan or any other amounts evidenced thereby and
(ii) all Advances (including the Existing Advances) and the Term Loan shall as of the Restatement Date be evidenced as provided in this Section 2.11(a).

     (b) The entries made in the electronic or written records maintained pursuant to subsection (a) of this Section 2.11 (the "Register") shall be prima facie evidence, absent manifest error, of the existence and amounts of the Obligations and Indebtedness therein recorded; provided however, that the failure of Lender to maintain such records or any error therein shall not in any manner affect the joint and several obligations of Credit Parties to repay the Loans or Obligations in accordance with their terms.


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     (c) Lender will  account to Borrower  monthly  with a statement of Advances under the Revolving Facility, and any charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within fifteen calendar days of Receipt of such accounting, which notice shall be deemed an objection only to items specifically objected to therein.

     (d) Borrower agrees that:

     (i) upon written notice by Lender to Borrower that a Note or other evidence of Indebtedness is requested by Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, Lender, Borrower shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to Lender an appropriate Note or Notes in form and substance reasonably acceptable to Lender and Borrower;

     (ii) all references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to Borrower for cancellation) hereunder, as the same may be amended, modified, divided, supplemented, extended or restated from time to time; and

     (iii) upon Lender's written request, and in any event within three (3) Business Days of any such request, Borrower shall execute and deliver to Lender


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new Notes and  divide  the Notes in  exchange  for then  existing  Notes in such smaller amounts or denominations as Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to Borrower within a reasonable period of time after Lender's receipt of the replacement Notes.

     2.12 Grant of Security Interest; Collateral

     (a) To secure the payment and performance of the Obligations, each Borrower, each Guarantor, hereby grants to Lender a continuing security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in and to the following (collectively and each individually, the "Collateral"), which security interest is intended to be a first priority security interest:

     (i) all of such Borrower's and Guarantor's tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

     (ii) all of such Borrower's and Guarantor's intangible personal property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments and Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

     (iii) all of such Borrower's and Guarantor's present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Borrower and Guarantor;


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provided,  however, that Lender shall not have a security interest in any rights under any Government Contract of such Borrower and Guarantor or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, Section 203 or Title 41, Section 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

     (iv) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

     (b) Notwithstanding the foregoing provisions of this Section 2.13, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any General Intangibles of Borrower or such Guarantor to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following:
(a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and
(c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral."

     (c) The payment and performance of the Obligations shall also secured by the provisions of, and the property described in, the Security Documents, including, but not being limited to, (i) a mortgage deed or a deed of trust dated the Closing Date and amended and restated as of the Restatement Date from each of PHC-Michigan and PHC-Virginia with respect to the Real Estate, a leasehold mortgage or leasehold deed of trust dated the Closing Date and amended and restated as of the Restatement Date from PHC-Utah with respect to the Utah Leasehold and a leasehold mortgage or leasehold deed of trust dated the Restatement Date from Seven Hills Hospital with respect to the Seven Hills Leasehold (each, as such may be modified, amended or supplemented from time to time, individually and collectively, a "Mortgage"), (ii) a collateral assignment of leases, rentals and property income dated the Closing Date and amended and restated as of the Restatement Date from each of PHC-Michigan and PHC-Virginia to Lender (each, as such may be modified, amended or supplemented from time to time, individually and collectively, an "Assignment of Rents") and (iii) an assignment of permits and licenses dated the Closing Date from each of PHC-Michigan and PHC-Virginia to Lender with respect to the Real Estate (each, as such may be modified, amended or supplemented from time to time, individually and collectively, a "Permit Assignment").

     (d) The payment and performance of the Obligations shall be cross-guaranteed by each Borrower pursuant to a cross guaranty agreement dated the Closing Date or, in the case of Seven Hills Hospital, a joinder thereto


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dated the  Restatement  Date  executed by each  Borrower  (each,  as such may be
modified,   amended  or  supplemented  from  time  to  time,   individually  and
collectively, a "Cross Guaranty").

     (e) Reserved.

     (f) In addition to the foregoing, to secure the payment and performance of the Obligations, PHC shall pledge to Lender all of the securities which it owns in its Subsidiaries pursuant, in the case of all Subsidiaries other than Pivotal, to the Stock Pledge Agreement.

     (g) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements, the recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office, and proper delivery of the necessary stock and membership interest certificates, without any further action, Lender will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Lender, and/or (ii) in connection with Permitted Liens.

     2.13 Collateral Administration

     (a) All Collateral (except Deposit Accounts) will at all times be kept by each Borrower at the locations set forth on Schedule 5.18B hereto and shall not, without thirty (30) calendar days prior written notice to Lender, be moved therefrom, and in any case shall not be moved outside the continental United States.

     (b) Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Lender on such periodic bases as Lender may request. In addition, if Accounts of PHC-Michigan or PHC-Utah (or any other Borrower whose Accounts may be included at any time in the future within the Borrowing Base) in an aggregate face amount in excess of $10,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, each such Borrower shall notify Lender of such occurrence on the first Business Day following the discovery of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, each Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily as Lender may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrower, but shall be available to the Borrower upon Borrower's written request.

     (c) Whether or not an Event of Default has occurred, upon prior written notice to Borrower, any of Lender's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Lender, any designee of Lender or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of any Borrower; provided that such prior written notice to Borrower is not required if a Default or Event of Default has occurred and be continuing. Each Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

     (d) To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender shall have the

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right at all times after the occurrence  and during the  continuance of an Event of Default to notify (i) Account Debtors owing Accounts to any Borrower other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to Lender and to collect such Accounts directly in its own name and to charge
collection  costs  and  expenses,   including  reasonable  attorney's  fees,  to
Borrower, and (ii) Medicaid/Medicare Account Debtors that such Borrower has waived any and all defenses and counterclaims it may have or could interpose in any such action or procedure brought by Lender to obtain a court order recognizing the collateral assignment or security interest and lien of Lender in and to any Account or other Collateral and that Lender is seeking or may seek to obtain a court order recognizing the collateral assignment or security interest and lien of Lender in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

     (e) As and when determined by Lender in its sole discretion, Lender will perform the searches described in clauses (i) and (ii) below against each Borrower and Guarantor (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where any Borrower and/or Guarantor maintains their respective executive offices, a place of business or assets; and
(ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above. UCC searches shall be conducted at the expense of Borrower on a quarterly basis; provided, that Lender shall have the right to conduct such searches more frequently at its expense and, if a Default or Event of Default shall have occurred, at the expense of Borrower.

     (f) Each of PHC-Michigan and PHC-Utah (and any other Borrower whose Accounts may be included at any time in the future within the Borrowing Base)
(i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall provide prompt written notice to each Account Debtor (other than Medicaid/Medicare Account Debtors) that Lender has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and each such Borrower hereby authorizes Lender, upon any failure to send such notices and directions within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account
Debtors, and (iii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions of the Loan Documents. At Lender's request, each such Borrower shall immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral. Notwithstanding any provision of this subsection (f) to the contrary, following the occurrence of an Event of Default each Borrower shall comply with the provisions of this subsection (f) if directed by Lender.

     2.14 Power of Attorney

     Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of any such Person upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (ii) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents, and statements that it is or they or are obligated to give Lender under any of the Loan Documents to enable Lender to preserve or exercise any rights or remedies in any Collateral; and (iii) do such other and further acts and deeds in the name of such Person that Lender may deem necessary or desirable to enforce any Account or other Collateral or to perfect Lender's security interest or lien in

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any  Collateral.  In  addition,  if any  such  Person  breaches  its  obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Lender's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

     2.15 Acknowledgement of Joint and Several Liability

     Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents. Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all entities affiliated by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided, (iv) Lender will be lending against, and relying on a lien upon, all of Borrowers' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such loans by Lender and the availability of a single credit facility of a size greater than each could independently warrant, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower. Each Borrower hereby appoints PHC (in such capacity, "Borrower Agent") to act as agent on behalf of each Borrower and to deliver any statement, notice, authorization or other writing required or permitted hereunder or under any of the Loan Documents. Lender shall be entitled to rely upon any statement, notice, authorization or other writing received from Borrower Agent without investigation and each Borrower agrees that any such statement, notice, authorization or other writing shall be binding on it.

III. INTEREST, FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE

     3.1 Interest on the Revolving Facility

     Commencing July 1, 2007, and continuing until the later of the expiration of the Term and the Payment in Full and full performance of all of the Obligations and termination of this Agreement interest on outstanding Advances under the Revolving Facility shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus one-quarter of one percentage point (.25%) in accordance with the procedures provided for in
Section 2.7 and Section 2.4, provided however, that, notwithstanding any provision of any Loan Document, for the purpose of calculating interest at any time hereunder, the Prime Rate shall be not less than 4.5%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. The payment due under this
Section 3.1 on July 1, 2007 shall include any accrued and unpaid interest on outstanding Advances under the Revolving Facility existing under the Existing Credit Agreement.

     3.2 Interest on the Term Loan

     Commencing July 1, 2007, and continuing until the later of the expiration of the Term and the Payment in Full and full performance of all of the Obligations and termination of this Agreement interest on the outstanding principal balance of the Term Loan shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus

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three-quarters  of one percentage point (.75%) in accordance with the procedures
provided  for  in  Section  2.7  and  Section  2.4.,  provided  however,   that,
notwithstanding any provision of any Loan Document, for the purpose of calculating interest at any time hereunder, the Prime Rate shall be not less than 5.5%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Advances under the Revolving Facility shall be made automatically for the payment of Obligations under the Term Loan on the date when due to the extent available and as provided for herein. The payment due under this Section 3.2 on July 1, 2007 shall include any accrued and unpaid interest on outstanding principal amount of the Existing Term Loan under the Existing Credit Agreement.

     3.3  Commitment Fee

     On or before the Restatement Date, Borrower shall pay to Lender the following as a nonrefundable commitment fees:

          (a)  .5% of the Facility Cap in respect of the Revolving Facility;

          (b)  .5% of the Initial Term Loan Amount; and

     3.4  Collateral Management Fee and Unused Line Fee

     Borrower shall pay Lender as additional interest a monthly collateral management fee (the "Collateral Management Fee") equal to 0.042% per month calculated on the basis of the daily average amount of the balances under the Revolving Facility outstanding during the preceding month. The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Restatement Date occurs). The payment due under this Section 3.4 on July 1, 2007 shall include any accrued and unpaid Collateral Management Fee due and payable under the Existing Credit Agreement as well as any accrued and unpaid Unused Line Fee (as such term is defined in the Existing Credit Agreement) due and payable under the Existing Credit Agreement (which Unused Line Fee shall not be charged under this Agreement commencing as of the Restatement Date).

     3.5  Finance Fee

     If Borrower makes any final prepayment or any payment in full of the principal amount of the Term Loan or other satisfaction of the outstanding balance of the Term Loan and/or the Term Loan is otherwise terminated, in each case for any reason, then, on such date, Borrower shall pay Lender (in addition to any other Obligations relating to the Term Loan pursuant to the terms of this Agreement and any other Loan Document), an amount equal to the Term Loan Finance Fee Amount; provided, however, that no fee shall be due and payable under this subsection (a) if the Term Loan Termination results from the refinancing of the Term Loan with the proceeds from a financing under a program sponsored by the United States Department of Housing and Urban Development. Lender hereby acknowledges that the Finance Fee (as such term is defined in Section 3.4 of the Existing Credit Agreement) due and payable under the Existing Credit Agreement in respect of the Existing Term Loan is hereby waived (the "Waived Finance Fee") and Borrower shall have no further obligation to pay the Waived Finance Fee.

     3.6  Computation of Fees; Lawful Limits

     All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or

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otherwise,  shall the  interest  and other  charges paid or agreed to be paid to
Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.6 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

     3.7  Default Rate of Interest

     Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by 5.0% per annum (the "Default Rate").

     3.8  Reserved

     3.9  Debt Service Reserve

     Borrower and Lender acknowledge that Borrower deposited with Lender on the Closing Date the amount of $30,000 in order to fund the Debt Service Reserve Amount to be held by Lender in escrow. Upon the full performance and satisfaction and indefeasible payment in full in cash of all the Obligations and the termination of this Agreement, Lender shall return to Borrower that portion of the Debt Service Reserve Amount not already used by Lender to make payments of principal or interest pursuant to this Agreement. Notwithstanding and without limiting or being limited by any other provision of this Agreement, upon the occurrence and continuation of an Event of Default, Lender shall have the right, in its sole discretion, to use all or any portion of the Debt Service Reserve Amount to pay any amount or Obligation hereunder and/or under the Loans, Notes and other Loan Documents, to be applied at such time and in such manner and order as Lender shall decide in its sole discretion. After any cure of any Event of Default, if amounts from the Debt Service Reserve Amount have been used by Lender pursuant to the immediately preceding sentence, Borrower shall deposit such additional cash with Lender to be held by Lender in escrow in a non-interest bearing account to restore the full amount of the Debt Service Reserve Amount in such account.

     3.10 Minimum Balance

     Notwithstanding any provision of this Agreement to the contrary, if the consolidated average daily amount of the balances under the Revolving Facility and the Term Loan for any calendar month is less than One Million Five Hundred Thousand Dollars ($1,500,000) Borrower acknowledges and agrees that Lender shall be entitled to calculate interest and fees under Sections 2.4, 3.1 and 3.4 for such calendar month as if the average daily outstanding balance of the Revolving Facility for such calendar month was One Million Five Hundred Thousand Dollars ($1,500,000). Notwithstanding the foregoing, if for any calendar month the sum of the average daily Availability for such month (as calculated by reference to

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the Borrowing  Certificates submitted to Lender and effective during such month)
plus the Term Loan Amount in effect for such month (such sum being referred to as the "Average Availability Amount") is less than $1,500,000, then Lender shall calculate interest and fees under this Section 3.10 for such month as if the average daily outstanding balance of the Revolving Facility was the Average Availability Amount.

     IV. CONDITIONS PRECEDENT

     4.1 Conditions to Amendment and Restatement, Continuation of Loans and Closing

     The obligations of Lender to consummate the transactions contemplated herein and to amend and restate the Existing Credit Agreement and continue the Existing Advances and the Existing Term Loan and make available the Term Loan are subject to the satisfaction, in the sole judgment of Lender, of the following:

     (a) (i) Each Borrower or Borrower Agent on behalf of Borrower shall have delivered to Lender (A) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower and the other parties thereto, and
(B) a Borrowing Certificate for any Advance under the Revolving Facility or Term Loan Draw to be requested on the Restatement Date executed by an authorized officer of Borrower Agent, and (ii) each Guarantor shall have delivered to Lender the Loan Documents to which such Guarantor is a party, each duly executed and delivered by such Guarantor or an authorized officer of such Guarantor, as applicable, and the other parties thereto;

     (b) all in form and substance satisfactory to Lender in its sole discretion, Lender shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to each Borrower and Guarantor in each jurisdiction determined by Lender in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Lender to be filed, registered or recorded to create in favor of Lender, a perfected first priority security interest upon the Collateral and first priority Lien (second priority in the case of the Real Estate owned by PHC-Virginia) on the Real Estate and the Utah Leasehold, (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto, (iv) objective evidence that no part of the Real Estate or the Utah Leasehold is located in a flood hazard zone, (v) such surveys, environmental reports, engineering and inspection reports and appraisals as Lender may require in its sole discretion with respect to the Real Estate or the Leasehold, (vi) evidence satisfactory to Lender that the Real Estate and the Utah Leasehold complies with applicable codes and ordinances, is zoned for its current use, is served by adequate public utilities, is free of mechanics and materialsman's liens and is not subject to condemnation, and (vii) an endorsement to each ALTA title insurance policy insuring each Mortgage in form and substance satisfactory to Lender in its sole discretion;

     (c) Lender shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Lender, (ii) a certificate of the corporate secretary or assistant secretary of each Borrower and Guarantor dated the Restatement Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Lender, and
(iii) the written legal opinion of counsel for each Borrower and Guarantor, in form and substance satisfactory to Lender and its counsel;

     (d) Lender shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) for each of PHC-Michigan and PHC-Utah and for PHC and its Subsidiaries on a

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consolidated  basis,  in form and  substance  satisfactory  to Lender  (each,  a
"Solvency Certificate"), certifying (i) the solvency of such Person after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents as of the Restatement Date, and (ii) as to such Person's financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Restatement Date and after giving effect to any funding under this Agreement on the Restatement Date: (A) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Person;

     (e) Lender shall have completed examinations, the results of which shall be satisfactory in form and substance to Lender, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of each Borrower and Guarantor, and each such Person shall have demonstrated to Lender's satisfaction that (i) its operations comply, in all respects deemed material by Lender, in its sole judgment, with all applicable federal, state, foreign and local laws, statutes and regulations,
(ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Lender, in its sole judgment, and (iii) it has no liability (whether contingent or otherwise) that is deemed material by Lender, in its sole judgment;

     (f) Lender shall have received all fees, charges, expenses and other amounts payable to Lender on or prior to the Restatement Date pursuant to the Loan Documents;

     (g) Lender shall have received true and correct copies of any and all leases set forth on Schedule 5.4, and such consents, approvals, estoppel certificates and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases set forth on
Schedule 5.4, from such third parties as Lender and its counsel shall determine are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, and/or (ii) claims against any Borrower or Guarantor, the Collateral or the Real Estate;

     (h) each Borrower shall be in compliance with Section 7.13(b) and Section 6.5, and Lender shall have received original certificates of all insurance policies of each Borrower confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming Lender as sole beneficiary or loss payee and additional insured, as appropriate;

     (i) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of each Borrower) shall be satisfactory to Lender;

     (j) Lender shall have received, in form and substance satisfactory to Lender, (i) evidence of the repayment in full and termination of all Indebtedness of Borrower to be repaid on the Restatement Date, if any, and all related documents, agreements and instruments and of all Liens, security interests and Uniform Commercial Code financing statements relating thereto, and
(ii) release and termination of any and all Liens, security interest and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral, the Real Estate or the Leasehold (other than Permitted Liens and the existing first priority Lien against the Real Estate owned by PHC-Virginia);

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     (k) Each Borrower and each Guarantor shall have executed and filed IRS Form
8821 with the appropriate office of the Internal Revenue Service to include Lender as an appointee thereon for all tax matters;

     (l) PHC shall have issued the Warrant to CSE Equity Holdings LLC in form and substance satisfactory to Lender;

     (m) Lender shall have received true and correct copies of any amendments or modifications to the Pivotal Acquisition Documents executed or delivered since the Closing Date, certified by a duly authorized officer of PHC; and

     (n)  Lender  shall  have  received  such  other  documents,   certificates,
information or legal opinions as Lender may reasonably request, all in form and substance reasonably satisfactory to Lender.

     4.2 Conditions to Each Advance

     The obligations of Lender to make any Advance are subject to the satisfaction, in the sole judgment of Lender, of the following additional conditions precedent:

     (a) Borrower Agent shall have delivered to Lender a Borrowing Certificate for the Advance executed by an authorized officer of Borrower Agent, which shall constitute a representation and warranty by Borrower as of the Borrowing Date of such Advance that the conditions contained in this Section 4.2 have been satisfied; provided, however, that any determination as to whether to fund Advances or extensions of credit shall be made by Lender in its sole discretion;

     (b) each of the representation and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to such Advance;

     (c) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Advance under the Revolving Facility on such date;

     (d) immediately after giving effect to the requested Advance under the Revolving Facility , the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed either the Availability and the Facility Cap;

     (e) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; and

     (f) Lender shall have received all fees, charges and expenses payable to Lender on or prior to such date pursuant to the Loan Documents.

     4.3 Conditions to Term Loan Draws

     In addition to the satisfaction of the conditions set forth in Section 4.1 hereof, the obligation of the Lender to make any Term Loan Draw is subject to the satisfaction of the following conditions precedent:

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     (a) Borrower Agent shall have  delivered to Lender a Borrowing  Certificate for the Term Loan Draw executed by an authorized officer of Borrower Agent, which shall constitute a representation and warranty by Borrower as of the Term Loan Borrowing Date for such Term Loan Draw that the conditions contained in this Section 4.3 have been satisfied; provided, however, that any determination as to whether the conditions contained in this Section 4.3 and the other conditions set forth in this Agreement to Lender's obligation to make Term Loan Draw have been satisfied shall be made by Lender in its sole discretion;

     (b) each of the representations and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to such Term Loan Draw;

     (c) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Term Loan Draw on such date;

     (d) immediately after giving effect to the requested Term Loan Draw, the aggregate outstanding principal amount of the Term Loan shall not exceed the Term Loan Amount in effect from time to time;

     (e) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; and

     (f) Lender shall have received all fees, charges and expenses payable to Lender on or prior to such date pursuant to the Loan Documents.

V. REPRESENTATIONS AND WARRANTIES

     Each Borrower and Guarantor, jointly and severally, represents and warrants as of the date hereof, the Restatement Date, each Borrowing Date and, if applicable, the date of any funding of the Loans as follows:

     5.1  Organization and Authority

     Each Borrower and Guarantor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of formation. Each Borrower and Guarantor (i) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and
(iii) has all requisite power and authority (A) to execute, deliver and perform the Loan Documents to which it is a party, (B) to borrow hereunder, (C) to consummate the transactions contemplated under the Loan Documents, and (D) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. No Borrower or Guarantor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

     5.2  Loan Documents

     The execution, delivery and performance by each Borrower and Guarantor of the Loan Documents to which it is a party, and the consummation of the

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transactions  contemplated  thereby,  (i)  have  been  duly  authorized  by  all requisite action of each such Person and have been duly executed and delivered by or on behalf of each such Person; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any such Person or any of their respective properties, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of any such Person, or any agreement between any such Person and its respective stockholders, members, partners or equity owners or among any such stockholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which any such Person is a party, or by which the properties or assets of such Person are bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (iv) except as set forth herein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any such Person, and (v) except as set forth on Schedule 5.2, do not require the consent, approval or
authorization   of,  or  filing,   registration  or   qualification   with,  any
Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which each Borrower or Guarantor is a party will constitute the legal, valid and binding obligation of each such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its
terms,  subject  to  the  effect  of  any  applicable  bankruptcy,   moratorium,
insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

     5.3  Subsidiaries, Capitalization and Ownership Interests

     Schedule 5.3 states the authorized and issued capitalization of each Borrower and Guarantor, the number and class of equity securities and/or ownership, voting or partnership or membership interests issued and outstanding of each Borrower and Guarantor and, for each Borrower and Guarantor other than PHC, the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing) and, for PHC, the holders of 5% or more of any class of equity securities thereof. The outstanding equity securities and/or ownership, voting or membership interests of each Borrower and Guarantor have been duly authorized and validly issued and are fully paid and nonassessable. Each Person listed on Schedule 5.3 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests of each Borrower and Guarantor (other than PHC) such Person is listed as owning free and clear of any Liens other than Liens created by the Security Documents. Schedule 5.3 also lists the directors, members, managers and/or partners of each Borrower and Guarantor. Except as listed on Schedule 5.3, no Borrower or Guarantor owns an interest or participates or engages in any joint venture, partnership or similar arrangements with any Person.

     5.4  Properties

     Except as set forth on Schedule 5.4, each Borrower and Guarantor (i) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets, including the Collateral and the Real Estate, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (ii) is in compliance in all

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material  respects  with each lease to which it is a party or  otherwise  bound.
Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased or licensed by, such Borrower or Guarantor and all leases (including leases of leased real property) covering or with respect to such properties and assets. Each Borrower and Guarantor enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

     5.5  Other Agreements

     Except as set forth on Schedule 5.5, no Borrower or Guarantor is (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would have a Material Adverse Effect on its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect; or (iii) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility.

     5.6  Litigation

     Except as set forth on Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to their knowledge, threatened against any Borrower or any Guarantor that (i) questions or could prevent the validity of any of the Loan Documents or the right of any Borrower or any Guarantor to enter into any Loan Document, or to consummate the transactions contemplated thereby, (ii) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (iii) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of any Borrower or any Guarantor. Except as set forth on Schedule 5.6, no Borrower is aware that there is any basis for the foregoing. No Borrower or Guarantor is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority except as set forth on Schedule 5.6. There is no action, suit, proceeding or investigation initiated by any Borrower or any Guarantor currently pending. No Borrower or Guarantor has any existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.

     5.7  Hazardous Materials

     Each Borrower and Guarantor is in compliance in all material respects with all applicable Environmental Laws. No Borrower or Guarantor has been notified of any action, suit, proceeding or investigation (i) relating in any way to compliance by or liability of any Borrower or any Guarantor under any Environmental Laws, (ii) which otherwise deals with any Hazardous Substance or any Environmental Law, or (iii) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

     5.8  Tax Returns; Governmental Reports

     Each Borrower and Guarantor (i) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by such Borrower or Guarantor, and (ii) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that a Borrower or Guarantor is currently contesting in good faith and that are described on Schedule 5.8.

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     5.9  Financial Statements and Reports

     All financial statements and financial information relating to each Borrower and Guarantor that have been or may hereafter be delivered to Lender by any Borrower or Guarantor are accurate and complete and have been prepared in accordance with GAAP consistently applied with prior periods. No Borrower or Guarantor has any material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Lender, there has not occurred any Material Adverse Change, Material Adverse Effect or Liability Event or, to any Borrower's or Guarantor's knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect or Liability Event.

     5.10 Compliance with Law

     Each Borrower and Guarantor (i) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Borrower or Guarantor and/or such Borrower's or Guarantor's business, assets or operations, including, without limitation, applicable requirements of the Standards for Privacy of Individually Identifiable Health Information which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), ERISA and Healthcare Laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. No Borrower or Guarantor has received any notice that such Borrower or Guarantor is not in compliance in any respect with any of the requirements of any of the foregoing. No Borrower or Guarantor has (a) engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (b) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (e) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to each Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty
(30) day notice period contained in 12 C.F.R. Section 2615.3 has not been waived. Each Borrower and Guarantor has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the best knowledge of each such Borrower or Guarantor, there are no presently existing circumstances which likely would result in material violations of the Healthcare Laws. There is no Liability Event.

     5.11 Intellectual Property

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     Except as set forth on  Schedule  5.11,  no  Borrower  or  Guarantor  owns, licenses  or  utilizes,  and is a party to, any  patents,  patent  applications,
trademarks,  trademark  applications,   service  marks,  registered  copyrights,
copyright applications, copyrights, trade names, trade secrets, software or licenses (collectively, the "Intellectual Property").

     5.12 Licenses and Permits; Labor

     Each Borrower and Guarantor is in compliance with and owns, or is licensed or otherwise authorized to use, all Permits and Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict with the rights of others. No Borrower or Guarantor is (i) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect,
(ii) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it might have a Material Adverse Effect, and/or
(ii) and has been involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to have a Material Adverse Effect

     5.13 No Default

     There does not exist any Default or Event of Default.

     5.14 Disclosure

     Neither any Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of any Borrower or Guarantor in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by any Borrower or Guarantor in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading. There is no fact known to any Borrower which has not been disclosed to Lender in writing which could reasonably be expected to have a Material Adverse Effect.

     5.15 Existing Indebtedness; Investments, Guarantees and Certain Contracts

     Except as  contemplated  by the Loan Documents or as otherwise set forth on
Schedule 5.15, no Borrower or Guarantor (i) has outstanding Indebtedness, (ii) is subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (iii) owns or holds any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any Person. Each Borrower and Guarantor has performed all material obligations required to be performed by Borrower and Guarantor pursuant to or connection with any items listed on Schedule 5.15 and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder.

     5.16 Other Agreements

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     Except as set forth on Schedule 5.16, (i) there are no existing or proposed agreements, arrangements, understandings or transactions between any Borrower or Guarantor and any of such Borrower's or Guarantor's officers, members, managers,
directors,   stockholders,   partners,  other  interest  holders,  employees  or
Affiliates or any members of their respective immediate families, and (ii) none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to any such Borrower's or Guarantor's knowledge, any Affiliate of any Borrower or any Person that competes with any Borrower or Guarantor (except that any such Persons may own stock in (but not exceeding two (2%) percent of the outstanding capital stock of) any publicly traded company that may compete with any Borrower or Guarantor.

     5.17 Insurance

     Each Borrower and Guarantor has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to
Section 6.5 hereof.  All such  insurance  policies  are listed and  described on
Schedule 5.17.

     5.18 Names; Location of Offices, Records and Collateral

     During the preceding five years, no Borrower or Guarantor has conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Each Borrower and Guarantor is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are such Borrower's or Guarantor's sales, business and invoices. Each trade name of a Borrower represents a division or trading style of such Borrower or Guarantor. Each Borrower and Guarantor maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B, and all Accounts of each such Borrower and Guarantor arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidence the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States.

     5.19 Non-Subordination

     The Obligations are not subordinated in any way to any other obligations of any Borrower or Guarantor or to the rights of any other Person.

     5.20 Accounts

     In determining which Accounts are Eligible Receivables, Lender may rely on all statements and representations made by a Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, each Account of a Borrower (i) is genuine and in all respects what is purports to be and is not evidenced by a judgment, (ii) arises out of a completed, bona fide sale and delivery of goods or rendering of Services by such Borrower in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between such Borrower and the Account Debtor, (iii) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of Services, a copy of which has been furnished or is available to Lender, (iv) together with Lender's security interest therein, is not and will not be in the future (by voluntary act or omission by any such Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to such Borrower and is not contingent in any respect or for any reason (except Accounts owed or owing by Medicaid/Medicare Account Debtors that may be subject to offset or deduction under applicable law), (v) there are no facts,  events or occurrences which in any way impair the

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validity  or  enforceability  thereof  or  tend to  reduce  the  amount  payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto, (vi) to the best of each such Borrower's knowledge, (A) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and (B) such Account Debtor is solvent, (vii) to the best of each such Borrower's knowledge, subject to subsection (x) below, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any Material Adverse Change in such Account Debtor's financial condition or the collectability thereof, (viii) has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and, if due from a Medicaid/Medicare Account Debtor, is properly payable directly to Borrower, (ix) each such Borrower has obtained and currently has all Permits necessary in the generation thereof, and (x) each such Borrower has disclosed to Lender on each Borrowing Certificate the amount of all Accounts of such Borrower for which Medicare is the Account Debtor and for which payment has been denied and subsequently appealed pursuant to the procedure described in the definition of Eligible Receivables hereof, and such Borrower is, except where the failure to do so would not have a Material Adverse Effect, pursuing all available appeals in respect of such Accounts.

     5.21 Healthcare

     Without limiting or being limited by any other provision of any Loan Document, each Borrower and Guarantor has timely filed or caused to be filed all cost and other reports of every kind required by law, agreement or otherwise. Subject to subsection (x) of Section 5.20, there are no claims, actions or appeals pending (and no Borrower or Guarantor has filed any claims or reports which could reasonably result in any such claims, actions or appeals) before any commission, board or agency or other Governmental Authority, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any state or federal Medicare or Medicaid cost reports or claims filed by such Borrower, or any disallowance by any commission, board or agency or other Governmental Authority in connection with any audit of such cost reports. No validation review or program integrity review related to any Borrower or the consummation of the transactions contemplated herein or to the Collateral have been conducted by any commission, board or agency or other Governmental Authority in connection with the Medicare or Medicaid programs, and to the knowledge of each Borrower and Guarantor, no such reviews are scheduled, pending or threatened against or affecting any of the providers, any of the Collateral or the consummation of the transactions contemplated hereby.

     5.22 Survival

     Each Borrower and Guarantor makes the representations and warranties contained herein with the knowledge and intention that Lender is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the making of the Advances under the Revolving Facility and the funding of the Term Loan.

VI. AFFIRMATIVE COVENANTS

     Each Borrower and Guarantor, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

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     6.1  Financial  Statements,   Borrowing  Certificate,   Reports  and  Other
          Information

     (a) Financial Reports. In addition to providing the Borrowing Certificate in accordance with Section 2.3, PHC shall furnish to Lender (i) as soon as available and in any event within the earlier of ninety (90) calendar days after the end of each fiscal year of PHC and its Subsidiaries or the date upon which PHC files its report on Form 10-K with the United States Securities and Exchange Commission, audited annual consolidated and consolidating financial statements of PHC and its Subsidiaries, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to Lender and accompanied by related management letters, if available, and (ii) as soon as available and in any event within thirty-five (35) calendar days after the end of each calendar month or earlier or in the case of any calendar month which coincides with the end of a fiscal quarter of PHC, the date upon which PHC files its report on Form 10-Q with the United States Securities and Exchange Commission, unaudited consolidated and consolidating financial statements of PHC and its Subsidiaries consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each such financial statement, PHC shall also deliver a certificate of its chief financial officer in the form of Exhibit B attached hereto (the "Monthly Compliance Certificate") stating (A)(i) that such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (ii) that no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (iii) that Borrower is in compliance with all financial covenants attached as Annex I hereto and (B) the Average Census at Harbor Oaks and Highland Ridge, Borrower's EBITDAM, Cash Velocity of Harbor Oaks and
Highland Ridge, and Borrower's Available Cash. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to Lender.

     (b) Other Materials. Each Borrower and Guarantor shall furnish to Lender as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or at such other time as set forth below: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of such Borrower or Guarantor and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, (ii) any reports, returns, information, notices and other materials that any Borrower or Guarantor shall send to its stockholders, members, partners or other equity owners at any time or file with the United States Securities and Exchange Commission, (iii) all Medicare and Medicaid cost reports and other document and materials filed by Borrower and any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for or on behalf of Borrower, (iv) all reports, materials or other information filed with or pertaining to any Account Debtor which could reasonably have a Material Adverse Effect, (v) promptly upon receipt thereof, copies of any reports submitted to any Borrower or Guarantor by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, and (vi) such additional information, documents, statements, reports and other materials as Lender may reasonably request from a credit or security perspective or otherwise from time to time.

     (c) Notices. Each Borrower and Guarantor shall promptly, and in any event within two (2) calendar days after any such Borrower or Guarantor or any authorized officer of such Borrower or Guarantor obtains knowledge thereof,

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notify  Lender in writing of (i) any  pending or  threatened  litigation,  suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by such Borrower or Guarantor or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $10,000, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by such Borrower or Guarantor from any payor of a claim, suit or other action such payor has, claims or has filed against such Borrower or Guarantor, (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral or Real Estate, including, without limitation, claims or disputes in the amount of $25,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by such Borrower or Guarantor to any other lender of such Borrower or Guarantor and shall furnish to Lender a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability, (viii) receipt of any notice by such Borrower or Guarantor regarding termination of any manager of any facility owed, operated or leased by Borrower, and/or (ix) if any Account becomes evidenced or secured by an Instrument or Chattel Paper.

     (d) Consents. Each Borrower and Guarantor shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Lender shall determine are necessary or desirable in its sole discretion and that are satisfactory to Lender with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against such Borrower or Guarantor, the Collateral or the Real Estate, and/or (iii) any agreements, consents, documents or instruments to which such Borrower or Guarantor is a party or by which any properties or assets of such Borrower or Guarantor or any of the Collateral or Real Estate is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

     (e) Operating Budget. PHC shall furnish to Lender on or prior to the Restatement Date and for each fiscal year of PHC and its Subsidiaries thereafter not less than thirty (30) calendar days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for PHC and its Subsidiaries for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.

     (f)  Non-Compliance  Fee. To the extent any of the foregoing  items in this
Section 6.1 are not delivered to Lender on a timely basis, Borrower shall be obligated to Lender for a daily fee equal to the greater of (i) $500, or (ii) five one-hundredths of one percent (0.05%) of the then current outstanding principal balance of the Obligations, for each day until such item is delivered to Lender, whether or not a Default or Event of Default occurs or is declared, provided that nothing shall prevent Lender from considering any failure to comply with the terms of this Section 6.1 to be a Default or an Event of Default.

     6.2  Payment of Obligations

     Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations. Simultaneously upon any prepayment of the Revolving Loan and termination of the

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Revolving Facility, Borrower shall make full indefeasible payment in cash of the principal of and interest on the Term Loan and all other Obligations relating to the Term Loan.

     6.3  Conduct of Business and Maintenance of Existence and Assets

     Each Borrower and Guarantor shall (i) conduct its business in accordance with good business practices customary to the industry, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted,
(iii) collect its Accounts in the ordinary course of business, (iv) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents and otherwise as determined by each such Borrower and Guarantor using commercially reasonable business judgment), (v) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, as determined by each such Borrower and Guarantor using commercially reasonable business judgment, (vi) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect; and (vii) remain in good standing and maintain operations in all jurisdictions in which currently located.

     6.4  Compliance with Legal and Other Obligations

     Each Borrower and Guarantor shall (i) comply with all material laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, including applicable requirements of the Standards for Privacy of Individually Identifiable Health Information which were promulgated pursuant to HIPAA; (ii) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established in accordance with GAAP, (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral or the Real Property is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect, (iv) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business, and (v) properly file all Medicaid/Medicare cost reports.

     6.5  Insurance

     Each Borrower and Guarantor shall keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law, including, without limitation, medical malpractice and professional liability insurance, as applicable; and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Borrower or Guarantor; and (iii) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies to (A) be satisfactory in form and substance to Lender, (B) name Lender as loss payee and additional insured thereunder, and (C) expressly

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provide  that they cannot be  altered,  amended,  modified  or canceled  without thirty (30) Business Days prior written notice to Lender and that they inure to the benefit of Lender notwithstanding any action or omission or negligence of or by any such Borrower or Guarantor or any insured thereunder.

     6.6  True Books

     Each Borrower and Guarantor shall (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

     6.7  Inspection; Periodic Audits

     Each Borrower and Guarantor shall permit the representatives of Lender, at the expense of such Borrower or Guarantor, from time to time during normal business hours upon reasonable notice, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers, (ii) make copies and extracts therefrom, and (iii) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided, however, that as long as no Default or Event of Default has occurred and is continuing, Lender (i) shall not conduct more than three (3) audits and inspections during any twelve (12) month period and (ii) shall limit the cost of each such audit and inspection to not more than $15,000 plus out-of-pocket expenses.

     6.8  Further Assurances; Post Closing

     At Borrower's cost and expense, each Borrower and Guarantor shall (i) within five (5) Business Days after Lender's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Lender may request with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (ii) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (iii) upon the exercise by Lender or any of its Affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Lender or any of its Affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, each Borrower and Guarantor shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Lender or its Affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.

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     6.9  Payment of Indebtedness

     Except as otherwise prescribed in the Loan Documents, each Borrower or Guarantor shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Lender may deem proper and necessary in its sole discretion shall have been made.

     6.10 Lien Searches

     If Liens other than  Permitted  Liens exist,  each  Borrower and  Guarantor
immediately  shall  take,  execute  and  deliver  all  actions,   documents  and
instruments necessary to release and terminate such Liens.

     6.11 Use of Proceeds

     Borrower shall use the proceeds from the Revolving Facility and the Term Loan only for the purposes set forth in the first "WHEREAS" clause of this Agreement. No part of such proceeds shall be used to finance the business and operations of Pivotal or to pay any obligations of PHC or its subsidiaries under the Pivotal Acquisition Documents or the Pivotal Seller Notes; although PHC may use monies of Borrower (other than PHC-Michigan and PHC-Utah) collected in the normal course of business for such purposes.

     6.12 Collateral Documents; Security Interest in Collateral

     Each Borrower and Guarantor shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender and Lender's perfected first priority Lien on the Collateral, the Real Estate and the Utah Leasehold (second priority Lien in the case of the Real Estate owned by PHC-Virginia) (and each Borrower and Guarantor irrevocably grants Lender the right, at Lender's option, to file any or all of the foregoing), (ii) immediately upon learning thereof, report to Lender any reclamation, return or repossession of goods in excess of $10,000.00 (individually or in the aggregate), and (iii) defend the Collateral, the Real Estate and the Utah Leasehold, and Lender's perfected first (or second in the case of the Real Estate owned by PHC-Virginia) priority Lien thereon, against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender, and pay all reasonable costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Lender's discretion be added to the Obligations.

     6.13 Right of First Refusal

     (a) If at any time any Borrower or Guarantor or any of its Subsidiaries or Affiliates (including Pivotal) receives from a third party an offer, term sheet or commitment or makes a proposal accepted by any Person (each, an "Offer") which provides for any type of financing (except for the financing of insurance

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policies in the  ordinary  course and in  accordance  with  historical  business practices) to or for such Borrower or Guarantor or any of its Affiliates, each such Borrower, Guarantor, Subsidiary or Affiliate shall notify Lender of the Offer in writing (including all material terms of the Offer) and Lender shall have thirty (30) calendar days after Receipt of such notice (the "Option Period") to agree to provide similar financing in the place of such Person upon substantially the same terms and conditions (or terms more favorable to such Borrower or Affiliate) as set forth in the Offer. Lender shall notify each such Borrower, Guarantor, Subsidiary or Affiliate in writing of Lender's acceptance of the Offer pursuant hereto (the "Acceptance Notice"), in which case such Borrower, Guarantor, Subsidiary or Affiliate shall obtain such financing from Lender and shall not accept the Offer from such other Person. If no Acceptance Notice has been received from Lender within the Option Period, such Borrower, Guarantor, Subsidiary or Affiliate may consummate the Offer with the other Person on the terms and conditions set forth in the Offer (the "Transaction"); provided, however, that none of foregoing or any failure by Lender to issue an Acceptance Notice shall be construed as a waiver of any of the terms, covenants or conditions of any of the Loan Documents. If the Transaction is not consummated on the terms set forth in the Offer or with the Person providing the Offer or during the ninety (90) calendar day period following the expiration of the Option Period, such Borrower, Guarantor, Subsidiary or Affiliate shall not be permitted to consummate the Transaction without again complying with this
Section 6.13. The provisions of this Section 6.13 shall survive the payment in full of the Obligations and termination of this Agreement for a period of six
(6)  months.  For  purposes  of  this  Section  6.13,   "Lender"  shall  include
CapitalSource Finance LLC and any of its parents, subsidiaries or Affiliates.

     (b) If at any time during the Term, any Borrower, Guarantor, Subsidiary or Affiliate applies or otherwise seeks financing from any Person under a program sponsored by the United States Housing and Urban Development (each a "HUD Application"), each such Borrower, Guarantor, Subsidiary or Affiliate agrees that Lender and/or its Affiliates shall have the exclusive right to provide and arrange the financing obtained in connection with such HUD Application.

     6.14 Taxes and Other Charges

     All payments and reimbursements to Lender made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on Lender's net income. If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Lender, then the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or

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participations  therein;  and the result of any of the  foregoing is to increase the cost to Lender of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section
6.14 it shall promptly notify Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.14 submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Without limiting or being limited by any other provision of any Loan Document, each Borrower at all times shall retain and use a Person acceptable to Lender to process, manage and pay its payroll taxes and shall cause to be delivered to Lender within ten (10) calendar days after the end of each calendar month a report of its payroll taxes for the immediately preceding calendar month and evidence of payment thereof.

     (b) Borrower shall promptly, and in any event within five (5) Business Days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Lender in writing of any oral or written communication from the Internal Revenue Service or otherwise with respect to any (i) tax investigations, relating to the Borrower directly, or relating to any consolidated tax return which was filed on behalf of Borrower, (ii) notices of tax assessment or possible tax assessment, (iii) years that are designated open pending tax examination or audit, and (iv) information that could give rise to an IRS tax liability or assessment.

VII. NEGATIVE COVENANTS

     Each Borrower and Guarantor, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

     7.1  Financial Covenants

     Borrower shall not violate the financial covenants set forth on Annex I to this Agreement, which is incorporated herein and made a part hereof.

     7.2  Permitted Indebtedness

     No Borrower or Guarantor shall create, incur, assume or suffer to exist (or permit any of its Subsidiaries to create, incur, assume or suffer to exist) any Indebtedness, except the following (collectively, "Permitted Indebtedness"): (i) Indebtedness under the Loan Documents and under the Pivotal Seller Notes in accordance with the is Agreement, (ii) any Indebtedness set forth on Schedule 7.2, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(v), provided that the aggregate amount thereof outstanding at any time shall not exceed $75,000, (iv) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender's rights and in form and substance satisfactory to Lender;
(v) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved; and (vi) borrowings incurred in the ordinary course of business and not exceeding $10,000 individually or in the aggregate outstanding at any one time; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to

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all of Lender's  rights and in form and substance  satisfactory  to Lender;  and
(vii) the Permitted Subordinated or Deferred Debt. No Borrower or Guarantor shall make prepayments on any existing or future Indebtedness to any Person other than to Lender or to the extent specifically permitted by this Agreement or any subsequent agreement between any such Borrower or Guarantor and Lender.

     7.3  Permitted Liens

     No Borrower or Guarantor shall create, incur, assume or suffer to exist (or permit any of its Subsidiaries to create, incur, assume or suffer to exist) any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"): (i) Liens under the Loan Documents or otherwise arising in favor of Lender, (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Lender) and of carriers, warehousemen, mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing Indebtedness permitted under Section 7.2(iii), or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided that such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (vi) Liens necessary and desirable for the operation of such Person's business, provided Lender has consented to such Liens in writing before their creation and existence and the priority of such Liens and the debt secured thereby are both subject and subordinate in all respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Lender, all in form and substance satisfactory to Lender in its sole discretion; (vii) Liens pursuant to Permitted Subordinated Debt; (viii) Liens securing the Pivotal Seller Notes as in existence on the Closing Date; and (ix) Liens disclosed on Schedule 7.3.

     7.4  Investments; New Facilities or Collateral; Subsidiaries

     No Borrower or Guarantor nor any of their Subsidiaries, directly or indirectly, shall (i) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness and other than (A) trade credit extended in the ordinary course of business, (B) advances for business travel and similar temporary advances made in the ordinary course

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of business to officers,  directors and  employees,  and (C) the  endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. No Borrower or Guarantor nor any of their Subsidiaries, directly or indirectly, shall purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B unless such Borrower or Guarantor shall provide to Lender at least thirty (30) Business Days prior written notice. No Borrower or Guarantor shall have any Subsidiaries other than
such   Subsidiaries   existing  at  Closing  and  as  result  from  the  Pivotal
Acquisition.

     7.5  Dividends; Redemptions

     No Borrower or Guarantor shall (i) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock or dividends and distributions to PHC by its Subsidiaries), (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that a Borrower or Guarantor may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as such, or (iv) make any payment of any management or service fee or similar fee to any Person or with respect to any facility owned, operated or leased by any Borrower or Guarantor provided further that no Borrower or Guarantor shall make or suffer to exist any Distribution or payment hereunder if a Default of Event of Default has occurred and is continuing or would result therefrom.

     7.6  Transactions with Affiliates

     Neither any Borrower, any Guarantor nor Pivotal shall enter into or consummate any transaction of any kind with any of its Affiliates or any Guarantor or any of their respective Affiliates other than: (i) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business, provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (ii) distributions and dividends permitted pursuant to Section 7.5,
(iii) transactions with Lender or any Affiliate of Lender, and (iv) payments permitted under and pursuant to written agreements entered into by and between a Borrower or a Guarantor and one or more of its Affiliates that both (A) reflect and constitute transactions on overall terms at least as favorable to such Borrower or Guarantor or Pivotal as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (B) are subject to such terms and conditions as determined by Lender in its sole discretion; provided, that notwithstanding the foregoing neither any Borrower, any Guarantor nor Pivotal shall (Y) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate, or (Z) make any payment to any of its Affiliates in excess of $10,000 without the prior written consent of Lender. Borrower shall not use the proceeds from the Revolving Facility and the Term Loan to finance the business and operations of Pivotal or to pay any obligations of PHC or its subsidiaries under the Pivotal Acquisition Documents or the Pivotal Seller Notes; although PHC may use monies of Borrower (other than (i) any proceeds from the Revolving Facility or the Term Loan or (ii) amounts which are required to be collected by PHC-Michigan and PHC-Utah through the Lockbox Account under this Agreement) collected in the normal course of business for such purposes.

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     7.7  Charter Documents; Fiscal Year; Dissolution; Use of Proceeds

     No Borrower or Guarantor shall (i) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents in a manner that would be adverse to Lender, (ii) change its fiscal year unless such Borrower or Guarantor demonstrates to Lender's satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to Lender of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as Lender may reasonably request, (iii) amend, alter or suspend or terminate or make provisional in any material way, any Permit without the prior written consent of Lender, which consent shall not be unreasonably withheld, (iv) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, or (v) use any proceeds of any Advance for "purchasing" or "carrying" "margin stock" as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System.

     7.8  Truth of Statements

     No Borrower, Guarantor or Subsidiary shall furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     7.9  IRS Form 8821

     No Borrower or Guarantor shall alter, amend, restate, or otherwise modify, or withdraw, terminate or re-file the IRS Form 8821 required to be filed pursuant to the Conditions Precedent in Section 4.1 hereof, except to include notice or access to our payroll service, which may change from time to time (but which shall not have the effect of terminating or withdrawing Lender's status as an appointee thereunder or to limit Lender's access for tax matters).

     7.10 Payment on Subordinated or Deferred Debt

     No Borrower, Guarantor or Subsidiary shall (i) make any prepayment of any part or all of any Permitted Subordinated, Deferred Debt or the Pivotal Seller Notes, (ii) repurchase, redeem or retire any instrument evidencing any such Permitted Subordinated, Deferred Debt or the Pivotal Seller Notes prior to maturity, or (iii) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Permitted Subordinated, Deferred Debt or the Pivotal Seller Notes in a manner adverse to Lender, as determined by Lender in its Permitted Discretion.

     7.11 Reserved

     7.12 Transfer of Assets

     Notwithstanding any other provision of this Agreement or any other Loan Document, no Borrower, Guarantor or Subsidiary shall sell, lease, transfer, assign or otherwise dispose of any interest in any properties or assets (other than obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business), or agree to do any of the foregoing at any future time, except that:

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     (a) any such  Person may lease (as  lessee)  real or  personal  property or surrender all or a portion of a lease of the same, in each case in the ordinary course of business (so long as such lease does not create or result in and is not otherwise a Capitalized Lease Obligation prohibited under this Agreement), provided that a Landlord Waiver and Consent and such other consents as are required by Lender are signed and delivered to Lender with respect to any lease of real or other property, as applicable;

     (b) any such Person may license or sublicense Intellectual Property or customer lists from third parties in the ordinary course of business, provided, that such licenses or sublicenses shall not interfere with the business or other operations of such Person and that such Person's rights, title and/or interest in or to such Intellectual Property and customer lists and interests therein are pledged to Lender as further security for the Obligations and included as part of the Collateral; and

     (c) any such Person may consummate such other sales or dispositions of property or assets (including any sale or transfer or disposition of all or any part of its assets and thereupon and within one year thereafter rent or lease the assets so sold or transferred) only to the extent prior written notice has been given to Lender and to the extent Lender has given its prior written consent thereto, subject in each case to such conditions as may be set forth in such consent.

     In addition, neither PHC-Michigan nor PHC-Utah shall sell, lease, transfer, assign or otherwise dispose of any properties or assets to Pivotal.

VIII.    EVENTS OF DEFAULT

     The occurrence of any one or more of the following shall constitute an "Event of Default:"

     (a) Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

     (b) any representation, statement or warranty made or deemed made by any Borrower, any Guarantor or any Subsidiary in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

     (c) any Borrower, any Guarantor, any Subsidiary or other party thereto other than Lender shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.2, 6.3, 6.8, 6.9 and 6.11 for which there shall be no cure period), there shall be a fifteen (15) calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default;

     (d) (i) any of the Loan  Documents  ceases to be in full force and  effect,
(ii) any Lien created  thereunder  ceases to constitute a valid  perfected first

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priority Lien on the Collateral in accordance with the terms thereof,  or Lender ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Lender pursuant to the Security Documents, or (iii) any Lien created under any Mortgage ceases to constitute a valid perfected first priority (second priority in the case of the Real Property owned by PHC-Virginia) Lien in the Real Estate or the Utah Leasehold;

     (e) one or more tax assessments, judgments or decrees is rendered against any Borrower, any Guarantor or any Subsidiary in an amount in excess of $10,000 individually or $50,000 in the aggregate, which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

     (f) (i) any default occurs, which is not cured or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of any Borrower, any Guarantor or any Subsidiary in excess of $25,000, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Borrower, any Guarantor or any Subsidiary is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any Indebtedness to accelerate the maturity thereof, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument between any Borrower, any Guarantor or any Subsidiary and Lender or Affiliate of Lender (other than the Loan Documents), or (ii) any Indebtedness of any Borrower, or any Guarantor or any Subsidiary is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

     (g) any Borrower, any Guarantor or any Subsidiary shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

     (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower, any Guarantor or any Subsidiary, or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against any Borrower, any Guarantor or any Subsidiary seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Borrower, any Guarantor or any Subsidiary, or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty
(60) calendar days, or (ii) there is commenced against any Borrower, any Guarantor or any Subsidiary any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which such Borrower, Guarantor or Subsidiary takes any action to indicate its approval of or consent to;

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     (i) (i) any Change of Control  occurs or any  agreement  or  commitment  to cause or that may result in any such Change of Control is entered into, (ii) any Material Adverse Effect, Material Adverse Change occurs or is reasonably expected to occur, (iii) any Liability Event occurs or is reasonably expected to occur, or (iv) any Borrower or Guarantor ceases any portion of its business operations as currently conducted;

     (j) Lender receives any indication or evidence that any Borrower, any Guarantor or any Subsidiary may have directly or indirectly been engaged in any type of activity which, in Lender's judgment, might result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of ten (10) calendar days after written notice from Lender;

     (k) an Event of Default occurs under any other Loan Document;

     (l) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral or the Real Estate occurs that exceeds $10,000 in the aggregate;

     (m) any Borrower or any Guarantor or any of their respective directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

     (n) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against any Borrower, any Guarantor or any Subsidiary or any of their property or assets;

     (o) any Borrower, any Guarantor or any Subsidiary does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein); or

     (p) any Borrower, any Guarantor or Pivotal shall default under the Pivotal Acquisition Documents;

then, and in any such event, notwithstanding any other provision of any Loan Document, Lender may, by notice to Borrower (i) terminate its obligations to make Loans hereunder, whereupon the same shall immediately terminate, (ii) declare all or any of the Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), (h) or (i)(iii), in which event all of the foregoing shall  automatically  and  without  further  act by Lender  be due and  payable, provided that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a three (3) Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing)), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (iii) prohibit any action permitted to be taken under Article VII hereof.

IX. RIGHTS AND REMEDIES AFTER DEFAULT

     9.1  Rights and Remedies

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     (a) In addition to the  acceleration  provisions  set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Lender shall have the right to exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Borrower held by Lender to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged (other than Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law) with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Borrower, as applicable, might exercise (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), (v) collect and send notices regarding the Collateral (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Borrower shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Lender at any place designated by Lender, (viii) reduce or otherwise change the Facility Cap, the Term Loan Amount, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Lender, in its sole discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of Obligations; (iii) discharge taxes or Liens on any of the Collateral that are in violation of any Loan document unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Lender and shall be secured by the Collateral, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender.

     (b)  Borrower  agrees that notice  received by Borrower  Agent at least ten
(10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by any Borrower which right is hereby waived and released. Borrower covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral. Lender, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

     9.2  Application of Proceeds

     In addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (i) first, to the payment of all costs and expenses of such collection, storage,

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lease,  holding,  operation,  management,  sale,  disposition or delivery and of conducting  Borrower's  business  and  of  maintenance,  repairs,  replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Lender may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or
incurred  in  connection  therewith);   (ii)  second,  to  the  payment  of  all
Obligations as provided herein; (iii) third, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Lender, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Lender need not address its claims; and (iv) fourth, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

     9.3  Rights of Lender to Appoint Receiver

     Without limiting and in addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

     9.4  Rights and Remedies not Exclusive

     Lender shall have the right in its sole discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender's rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X. WAIVERS AND JUDICIAL PROCEEDINGS

     10.1 Waivers

     Except as expressly provided for herein, each Borrower and Guarantor hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Each Borrower and Guarantor hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender in and to, any Collateral, whether or not payable by a Medicaid/Medicare Account Debtor. With respect to any action

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hereunder,  Lender  conclusively  may rely upon, and shall incur no liability to any Borrower or Guarantor in acting upon, any request or other communication that Lender reasonably believes to have been given or made by a person authorized on any such Borrower's or Guarantor's behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to Section 4.1 hereof. In each such case, each Borrower and Guarantor hereby waives the right to dispute Lender's action based upon such request or other communication, absent manifest error.

     10.2 Delay; No Waiver of Defaults

     No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender's part in enforcing any such provision shall affect the liability of any Borrower or Guarantor or operate as a waiver of such provision or affect the liability of any Borrower or Guarantor or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances or funding the Term Loan, Lender does not waive any breach of any representation or warranty of under any Loan Document, and all of Lender's claims and rights resulting from any such breach or misrepresentation are specifically reserved.

     10.3 Jury Waiver

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

     10.4 Cooperation in Discovery and Litigation

     In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, each Borrower and Guarantor waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of such Borrower or Guarantor for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (ii) Lender's counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (iii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.

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XI. EFFECTIVE DATE AND TERMINATION

     11.1 Effectiveness and Termination

     (a) Subject to Lender's right to terminate and cease making Loans upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1. Borrower may terminate this Agreement at any time upon not less than thirty (30) calendar days' prior written notice to Lender and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 30th calendar day after Receipt by Lender of such written notice. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the "Termination Date"); provided that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the thirty (30) calendar days' prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Lender's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Lender under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Lender shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.

     (b) If (i) Borrower terminates the Revolving Facility under Section 11.1(a) above, (ii) Lender demands or Borrower is otherwise required to make payment in full of the Revolving Facility and/or Obligations relating to the Revolving Facility upon the occurrence of an Event of Default, (iii) a Change of Control or payment pursuant to Section 2.11 occurs, (iv) any other voluntary or involuntary prepayment of the Revolving Facility and/or Obligations relating to the Revolving Facility by Borrower or any other Person occurs (other than reductions to zero of the outstanding balance of the Revolving Facility resulting from the ordinary course operation of the provisions of Section 2.5), whether by virtue of Lender's exercising its right of set-off or otherwise, (v) Lender accelerates the Revolving Facility or makes any demand on the Revolving Facility, or (vi) any payment or reduction of the outstanding balance of the Revolving Facility is made during a bankruptcy, reorganization or other proceeding or is made pursuant to any plan of reorganization or liquidation or any Debtor Relief Law, (each, a "Revolver Termination"), then, at the effective date of any such Revolver Termination, Borrower shall pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the greater of (1) the applicable Minimum Termination Fee, and (2) the Yield Maintenance Amount.

     11.2 Survival

     All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by any Borrower or Guarantor in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Loans and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.5, 3.7, 6.13, 10.1, 10.3, 11.1, 11.2, 12.4, 12.7 and
12.9 shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII. MISCELLANEOUS

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     12.1 Governing Law; Jurisdiction; Service of Process; Venue

     The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against any Borrower or Guarantor with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of each Loan Document to which it is a party, each Borrower and Guarantor (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5 hereof, (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience, and (v) agrees that the Loans were made in Maryland, that Lender has accepted in Maryland all of the Loan Documents executed by Borrower and each Guarantor and has disbursed Advances under the Loan Documents in Maryland. Nothing shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Borrower or Guarantor in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

     12.2 Successors and Assigns; Participations; New Lenders

     The Loan Documents shall inure to the benefit of Lender, Transferees and all future holders of any Note, the Obligations and/or any of the Collateral or Security Documents, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons' other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower or Guarantor. Nothing contained in any Loan Document shall be construed as a delegation to Lender of any other Person's duty of performance. EACH BORROWER AND GUARANTOR ACKNOWLEDGES AND AGREES THAT LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND RESTATE ANY NOTE, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A "TRANSFEREE"). Each Transferee shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided that, notwithstanding anything to the contrary in any Loan Document, Borrower shall not be obligated to pay under this Agreement to any Transferee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such participation not been effected. Notwithstanding any other provision of any Loan Document, Lender may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document.

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     12.3 Application of Payments

     To the  extent  that any  payment  made or  received  with  respect  to the
Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Lender. Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Lender shall decide in its sole discretion.

          12.4 Indemnity

     Each Borrower and Guarantor jointly and severally shall indemnify Lender, its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which any Borrower is responsible to pay or indemnify, each Borrower and Guarantor expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Lender agrees to give each Borrower and Guarantor reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this
Section 12.4, and Lender may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Borrower's and or Guarantor's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "Insured Event"), Lender agrees not to exercise its right to select counsel to defend the event if that would cause any Borrower's or Guarantor's insurer to deny coverage; provided, however, that Lender reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that any Borrower has paid to Lender pursuant to the indemnity set forth in this Section 12.4, then Lender shall promptly pay to such Borrower or Guarantor the amount of such recovery.

         12.5     Notice

     Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may

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hereafter  specify in a notice given in the manner  required  under this Section
12.5; provided, that notices to Borrower shall be given to the Borrower Agent at the address set forth beneath its signature on the signature page to this Agreement. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "Receipt"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient affirmatively acknowledging receipt (whether automatic or manual from recipient), as applicable.

     12.6 Severability; Captions; Counterparts; Facsimile Signatures

     If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

     12.7  Expenses

     Borrower shall pay, whether or not the Closing occurs, all costs and expenses incurred by Lender and/or its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Lender's Liens in any of the Collateral, the Real Estate or the securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender's transactions with any Borrower or Guarantor, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, and/or (vii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower's account and shall be part of the Obligations. If Lender or any of its Affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower or any Guarantor is responsible to pay or indemnify, Borrower and any such Guarantor expressly agree that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such Affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

     12.8 Entire Agreement

     This Agreement and the other Loan Documents to which any Borrower or Guarantor is a party constitute the entire agreement between Borrower, any such Guarantor and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower or any such Guarantor, as applicable, and Lender. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Lender and Borrower and any such Guarantor. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

     12.9 Lender Approvals

     Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is subject of any Loan Document may be granted or withheld by Lender in its sole and absolute discretion.

     12.10 Confidentiality and Publicity

     Each Borrower and Guarantor agrees, and agrees to cause each of its Subsidiaries and Affiliates, (i) not to transmit or disclose provision of any Loan Document to any Person (other than to Borrower's and Guarantor's advisors and officers on a need-to-know basis) without Lender's prior written consent,
(ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Lender reserves the right to review and approve all materials that any Borrower or Guarantor or any of its or Subsidiaries or Affiliates prepares that contain Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. No Borrower or Guarantor shall, and shall not permit any of its Subsidiaries or Affiliates to, use Lender's name (or the name of any of

Lender's Affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize any Borrower or Guarantor or any of its Subsidiaries or Affiliates to contract on behalf of Lender. Further, each Borrower and Guarantor hereby agrees that Lender or any Affiliate of Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes and (ii) use any Borrower's, any Guarantor's or any Subsidiary's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

     12.11 Release of Lender

     Notwithstanding any other provision of any Loan Document, each Borrower, each Guarantor and each Subsidiary voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, it managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the "Releasing Parties"), hereby fully and completely releases and forever discharges the Indemnified Parties and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Parties, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Parties, the

"Released Parties"), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties as of the date of the Closing. Each Borrower, each Guarantor and each Subsidiary acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in agreeing to make the Loans.

     12.12 Agent

     Lender and its successors and assigns hereby (i) designate and appoint CapitalSource Finance LLC, a Delaware limited liability company, and its successors and assigns ("CapitalSource"), to act as agent for Lender and its successors and assigns under this Agreement and all other Loan Documents, (ii) irrevocably authorize CapitalSource to take all actions on its behalf under the provision of this Loan Agreement and all other Loan Documents, and (iii) to exercise all such powers and rights, and to perform all such duties and obligations hereunder and thereunder. CapitalSource, on behalf of Lender, shall hold all Collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement and all other Loan Documents. Each Borrower and Guarantor acknowledges that Lender and its successors and assigns transfer and assign to CapitalSource the right to act as Lender's agent to enforce all rights and perform all obligations of Lender contained herein and in all of the other Loan Documents. Each Borrower and Guarantor shall within ten
(10) Business Days after Lender's reasonable request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, amendments, assignments, instructions or documents as Lender may request to evidence the appointment and designation of CapitalSource as agent for Lender and other financial institutions from time to time party hereto and to the other Loan Documents.

     12.13 Amendment and Restatement

     On the Restatement Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and (i) all references to the Existing Credit Agreement in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Existing Credit Agreement as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Credit Agreement as amended and restated hereby. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Existing Credit Agreement (including the Existing Term Loans and the Existing Revolving Loans it being agreed that the outstanding Existing Term Loans and Existing Revolving Loans are being continued under this Agreement) or to evidence payment of all or any portion of such obligations and liabilities.

     On and after the Restatement Date, (i) the Existing Credit Agreement shall be of no further force and effect except as amended and restated hereby and except to evidence (1) the incurrence by any Credit Party of the "Obligations" under and as defined therein (whether or not such "Obligations" are contingent as of the Restatement Date), (2) the representations and warranties made by any Credit Party prior to the Restatement Date, and (3) any action or omission performed or required to be performed pursuant to such Existing Credit Agreement prior to the Restatement Date (including any failure, prior to the Restatement Date, to comply with the covenants contained in such Existing Credit Agreement), and (ii) the terms and conditions of this Agreement and the Lenders' rights and remedies under the Loan Documents, shall apply to all Obligations incurred under the Existing Credit Agreement.

     Except as expressly provided in any Loan Documents, this Agreement (x) shall not cure any breach of the Existing Credit Agreement or any "Default" or "Event of Default" thereunder existing prior to the date hereof and (y) is limited as written and is not a consent to any other modification of any term or condition of any Loan Document, each of which shall remain in full force and effect.

     Each of the Credit Parties reaffirms the Liens granted pursuant to the Loan Documents (as applicable) to Lender, which Liens shall continue in full force and effect during the term of this Agreement and any renewals or extensions hereof and shall continue to secure the Obligations.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of the parties has duly executed this Amended and Restated Revolving Credit, Term Loan and Security Agreement as of the date first written above.


                                        PHC, INC.


                                        By:    /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President

                                        PHC, Inc.
                                        200 Lake Street, Suite 102
                                        Peabody, Massachusetts 01960
                                        Attention:  Bruce Shear and Paula Wurts
                                        Telephone:  978-536-2777
                                        FAX:  978-536-2677
                                        E-Mail: bshear@phc-inc.com
                                        pwurts@phc-inc.com


                                        PHC OF MICHIGAN, INC.


                                        By:    /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President


                                        PHC OF NEVADA, INC.


                                        By:    /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President


                                        PHC OF UTAH, INC.


                                        By:   /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President

[signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement]

                                        PHC OF VIRGINIA, INC.


                                        By:    /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President

                                        WELLPLACE, INC.


                                        By:    /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President


                                        DETROIT BEHAVIORAL INSTITUTE, INC.

                                        By:    /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President


                                        NORTH POINT - PIONEER, INC.


                                        By:    /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President

                                        SEVEN HILLS HOSPITAL, INC.


                                        By:   /s/ Bruce A. Shear
                                        Name:  Bruce Shear
                                        Its:   President

[signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement]



                         CAPITALSOURCE FINANCE LLC


                         By:    /s/ Todd S. Gordon
                         Name:  Todd S. Gordon
                         Its:   Director - Healthcare & Speciality Finance

                         CapitalSource Finance LLC
                         4445 Willard Avenue, 12th Floor
                         Chevy Chase, MD  20815
                         Attention:  Healthcare Finance Group, Portfolio Manager
                         Telephone:  (301) 841-2700
                         FAX:  (301) 841-2340

                                     ANNEX I

                               FINANCIAL COVENANTS

     1)   Minimum EBITDA

     Borrower shall not permit EBITDA for any Test Period to be less than the following at the end of each Test Period ending as of the last day of each of the following months, calculated on a consolidated and consolidating basis:

         Test Period                           Minimum EBITDA

   January $705,000 ($795,000 following the occurrence of the Seven Hills Phase-In Date)

   February $725,000 ($825,000 following the occurrence of the Seven Hills Phase-In Date)

   March $745,000 ($855,000 following the occurrence the of Seven Hills Phase-In Date)

   April through October      $765,000 ($885,000 following the occurrence of the
                              Seven Hills Phase-In Date)

   November $745,000 ($855,000 following the occurrence of the Seven Hills Phase-In Date)

   December $725,000 ($825,000 following the occurrence of the Seven Hills Phase-In Date)


For purposes of this Minimum EBITDA Covenant, the term "Seven Hills Phase-In Date" means the first day of the seventh (7th) month following the month in which Seven Hills Hospital has received all necessary permits and licenses to become operational and admits its first patient.

     2) Fixed Charge Ratio (EBITDA/Fixed Charges)

     The Fixed Charge Ratio shall not be less than the following as at the end of the following calendar months:

       Calendar Month Ending                                          Ratio

   April 30, 2007 through June 30, 2007                              1.0 to 1.0

   July 31, 2007 through October 31, 2007                           1.25 to 1.0

   November 30, 2007 through January 31, 2008                       1.05 to 1.0

                                   Annex I - i

   February 28, 2008 and March 31, 2008                              1.1 to 1.0

   April 30, 2008 and May 31, 2008                                  1.25 to 1.0

   June 30, 2008 through October 31, 2008                            1.5 to 1.0

   November 30, 2008 through January 31, 2009                       1.25 to 1.0

   Each February 28 through October 31 commencing February          1.50 to 1.0
    28, 2009 and thereafter

   Each November 30 through January 31 commencing November          1.25 to 1.0
    30, 2009 and thereafter

     For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

     "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or
(ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "Approved Bank"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

     "EBITDA" shall mean, for any Test Period, the sum, without duplication, of the following: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or non-recurring gains.

     "Fixed Charge Ratio" shall mean, for PHC and its Subsidiaries on a consolidated and consolidating basis, the ratio of (a) EBITDA for the Test Period, to (b) Fixed Charges for the Test Period.

                                  Annex I - ii

     "Fixed Charges" shall mean, for PHC and its Subsidiaries on a consolidated and consolidating basis, the sum of the following: (a) Total Debt Service, (b) Capital Expenditures, (c) income taxes paid in cash or accrued, and (d) dividends paid or accrued or declared.

     "Interest Expense" shall mean with respect to PHC and its Subsidiaries on a consolidated and consolidating basis, for any Test Period, total interest expense (including attributable to Capital Leases in accordance with GAAP) and fees with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

     "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

     "Net Income" shall mean, for any Test Period, with respect to PHC and its Subsidiaries on a consolidated and consolidating basis, the net income (or loss) determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than any Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

     "Test Period" shall mean the three most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

     "Total Debt" shall mean, at any date of determination, for PHC and its Subsidiaries on a consolidated and consolidating basis, the total Indebtedness for borrowed money and under Capital Leases on such date less cash and Cash Equivalents held on such date.

     "Total Debt Service" shall mean, for any Test Period, for PHC and its Subsidiaries on a consolidated and consolidating basis the sum of (i) scheduled or other required payments of principal on Indebtedness, and (ii) Interest Expense, in each case for such period.

                                  Annex I - iii

                                   APPENDIX A

                                   DEFINITIONS

     "Acceptance Notice" shall have the meaning given such term in Section 6.13.

     "Accounts" shall mean all "accounts" (as defined in the UCC) of a Borrower (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

     "Account Debtor" shall mean any Person who is obligated under an Account.

     "Advance" shall mean a borrowing under the Revolving Facility. Any amounts paid by Lender on behalf of any Borrower or any Guarantor under any Loan Document shall be an Advance for purposes of the Agreement.

     "Affiliate" shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of five percent (5%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term "control" (and the correlative terms, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise. "Affiliate" shall include any Subsidiary.

     "Applicable Advance Rate" shall mean (i) 80% (or such other percentage determined by Lender pursuant to Section 2.1(b) hereof) with respect to Eligible Receivables from third party payors outstanding less than 120 calendar days after the claim or invoice date and (ii) 60% (or such other percentage determined by Lender pursuant to Section 2.1(b) hereof) with respect to all other Eligible Receivables of PHC.

     "Applicable Rate" shall mean the interest rates applicable from time to time to Advances under the Agreement.

     "Assignment  of Rents"  shall  have the  meaning  ascribed  to such term in
Section 2.13(c).

     "Availability" shall have the meaning given such term in Section 2.1(a).

     "Available Cash" shall mean, for and on any date, the sum without duplication of the following for PHC and its Subsidiaries on a consolidated and consolidating basis: (a) unrestricted cash on hand on such date, (b) Cash Equivalents held on such date, and (c) the unborrowed Availability on and as of such date.


                                 Appendix A - 1

     "Average Census" shall mean, for any period for each of Harbor Oaks and Highland Ridge, the average aggregate census levels for the Test Period (as such term is defined in Annex I) then ending at each of Harbor Oaks and Highland Ridge, expressed, in each case, as a percentage of the applicable facilities licensed bed capacity.

     "Borrower Agent" shall have the meaning assigned to it in Section 2.15.

     "Borrowing Base" shall mean, as of any date of determination, the sum of the net collectible U.S. Dollar value of the Eligible Receivables of PHC-Michigan arising from the operation of Harbor Oaks and PHC-Utah arising from the operation of Highland Ridge, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with the Agreement; provided, however, that if as of such date the most recent Borrowing Certificate is of a date more than four (4) Business Days before or after such date, the Borrowing Base shall be determined by Lender in its sole discretion.

     "Borrowing Date" shall have the meaning given such term in Section 2.3.

     "Borrowing Certificate" shall mean a Borrowing Certificate substantially in the form of Exhibit A.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Lender is closed.

     "Capital Expenditures" shall mean, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period that are or should be treated as capital expenditures under GAAP.

     "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

     "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

     "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or
(ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "Approved Bank"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term

                                 Appendix A - 2
unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

     "Cash Velocity" shall mean, for any period, collections of the Accounts of PHC-Michigan in respect of Harbor Oaks and PHC-Utah in respect of Highland Ridge during such period, calculated on a consolidated basis as of the end of each calendar month for the Test Period (as such term is defined in Annex I) then ending.

     "Change of Control" shall mean, with respect to any Borrower or Guarantor, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders, managers, partners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons who, individually or in the aggregate, were holders of 50% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions hold less than 50% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, or (iii) any "change in/of control" or "sale" or "disposition" or similar event as defined in any document governing indebtedness of such Person which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof.

     "Charter and Good Standing Documents" shall mean, for each Borrower or Guarantor (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date satisfactory to Lender before the Restatement Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower or Guarantor, (ii) a copy of the bylaws or similar organizational documents of certified as of a date satisfactory to Lender before the Restatement Date by the corporate secretary or assistant secretary of such Borrower or Guarantor, (iii) an original certificate of good standing as of a date acceptable to Lender issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower or Guarantor and of every other jurisdiction in which such Borrower or Guarantor has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which such Borrower or Guarantor is a party, certified by an authorized officer of such Person as of the Restatement Date.

     "Closing" shall mean the satisfaction, or written waiver by Lender, of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

     "Closing Date" shall have the meaning given such term in the Preamble.

     "Collateral" shall mean, collectively and each individually, all collateral and/or security granted to Lender by any Borrower and/or Guarantor pursuant to the Loan Documents.

     "Collateral  Management  Fee"  shall  have the  meaning  given such term in
Section 3.4.

                                 Appendix A - 3

     "Collateral Patent, Trademark, Copyright Assignment" shall mean the Collateral, any patent, trademark or copyright assignment or acknowledgement executed by and between any Borrower or Guarantor, as applicable, and Lender, as such may be modified, amended or supplemented from time to time.

     "Concentration Account" shall have the meaning given such term in Section 2.5.

     "Cross Guaranty" shall have the meaning assigned to such term in Section 2.13(b).

     "Credit Party" or "Credit Parties" shall mean any Borrower and any Guarantor, individually or collectively, as the context may require.

     "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

     "Debt Service Reserve Amount" shall mean an amount equal to $30,000.

     "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

     "Dilution Items" shall have the meaning given such term in Section 2.1(b).

     "Distribution" shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

     "EBITDAM" shall mean the sum, without duplication, of the following for any Test Period (as such term is defined in Annex I): (a) EBITDA (as such term is defined in Annex I) for Harbor Oaks and (b) Management Fees, whether paid, payable or accrued.

     "Eligible Receivables" shall mean each Account arising in the ordinary course of Harbor Oaks's and Highland Ridge's business (or the business of any other Borrower whose Accounts may be included at any time in the future within the Borrowing Base) from the sale of goods or rendering of Services which Lender, in its sole discretion, deems an Eligible Receivable unless:

(a) it is not subject to a valid perfected first priority security interest in favor of Lender, subject to no other Lien;

(b) it is not collected through the Lockbox Accounts;

     (c) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Lender; provided, that Lender in its sole discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence satisfactory to Lender as Eligible Receivables and determine the advance rate, liquidity factors and reserves applicable to Advances made on any such Accounts;

     (d) it or any portion thereof (in which case only such portion shall not be an Eligible Receivable) is payable by a beneficiary, recipient or subscriber individually and not directly by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Lender;

                                 Appendix A - 4

     (e) it arises out of services rendered or a sale made to, or out of any other transaction between with , one or more Affiliates of any such Borrower;

     (f) it remains unpaid for longer than the earlier of (i) 150 calendar days after the first to occur of the claim date or invoice date, and (ii) 165 calendar days after the applicable Services were rendered;

     (g) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, if more than 50% of the aggregate balance of all such Accounts owing from such Account Debtor and/or its Affiliates remain unpaid for longer than the earlier of (i) 150 calendar days after the first to occur of the claim date or invoice date, and (ii) 165 calendar days after the applicable Services were rendered;

     (h) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, 50% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Lender's sole discretion, be increased or decreased);

     (i) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, if such Accounts exceed 20% of the net collectible dollar value of all Eligible Receivables at any one time (including Accounts from Medicaid/Medicare Account Debtors) (which percentage may, in Lender's sole discretion, be increased or decreased);

     (j) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;

     (k) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or Borrower, in the ordinary course of business, should have known of any of the foregoing;

     (l) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States;

     (m) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by Chattel Paper or an Instrument of any kind or has been reduced to judgment;

     (n) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.), or otherwise all with applicable statutes or regulations respecting the assignment of Government Accounts have been complied with (for example, with respect to all Account payable directly by a Medicaid/Medicare Account Debtor);

                                 Appendix A - 5

     (o) it is subject to any offset, credit (including any resource or other income credit or offset) deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason;

     (p) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

     (q) any return, rejection or repossession of goods or services related to it has occurred;

     (r) it is not payable to such Borrower;

     (s) such Borrower has agreed to accept or has accepted any non-cash payment for such Account;

     (t) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

     (u) with respect to any Account arising from the performance of Services, the Services have not been actually performed or the Services were undertaken in violation of any law; or

     (v) such account fails to meet such other specifications and requirements which may from time to time be established by Lender or is not otherwise satisfactory to Lender, as determined in Lender's sole discretion.

     "Environmental Laws" shall mean, collectively and each individually ,the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     "Event of  Default"  shall  mean the  occurrence  of any event set forth in
Article VIII.

     "Excess Cash Flow" shall mean, for any fiscal year, without duplication, an amount equal to the sum of (i) consolidated net income or loss of PHC and its Subsidiaries for such period, plus (ii) an amount equal to the amount of depreciation expenses, amortization expense (including the amortization of goodwill), accrued non-cash interest expense and all other non-cash charges deducted in arriving at such consolidated net income or loss, plus (iii) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or

                                 Appendix A - 6
other disposition of assets by PHC and its Subsidiaries during such period to the extent not required to be applied to mandatory prepayments or payments on the Loans, plus (iv) an amount equal to the net loss on the sale, lease, transfer or other disposition of assets by PHC and its Subsidiaries during such period to the extent deducted in arriving at such consolidated net income or loss, plus (v) without duplication of other items included in this definition, an amount equal to any tax refunds or credits received by PHC and its Subsidiaries during such period, less (vi) an amount equal to the permitted Capital Expenditures of PHC and its Subsidiaries for such period, less (vii) an amount equal to the sum of all regularly scheduled payments and optional and mandatory prepayments of principal on Indebtedness for money borrower of PHC and its Subsidiaries (other than on the Loans) actually made during such period to the extent permitted hereunder, less (viii) an amount equal to the net gain on the sale, lease, transfer or other disposition of assets by PHC and its Subsidiaries during such period to the extent included in arriving at such consolidated net income or loss.

     "Existing Advances" shall mean all outstanding loans and advances made by Lender to Borrower under the Existing Credit Agreement in respect of the Revolving Facility.

     "Existing Credit Agreement" shall have the meaning given the term in the Recitals of this Agreement.

     "Existing Revolving Notes" shall have the meaning given the term in Section 2.11(a).

     "Existing Term Loan" shall have the meaning given the term in. the Recitals of this Agreement.

     "Existing Term Note" shall have the meaning given the term in Section 2.11(a).

     "Facility Cap" shall have the meaning given the term in the Recitals of this Agreement.

     "Fair Valuation" shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

     "Government Account" shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

     "Government Contract" shall be defined to mean all contracts with the United States Government or with any agency thereof, and all amendments thereto.

     "Governmental Authority" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

     "Guarantor" shall mean, collectively and each individually all guarantors of the Obligations or any part thereof (but shall not include any Borrower that executes a Cross Guaranty).

                                 Appendix A - 7

     "Guaranty" shall mean, collectively and each individually, all guarantees (other than any Cross Guaranty) executed by any Guarantors.

     "Harbor Oaks" shall mean that certain 64-bed psychiatric hospital owned and operated by PHC of Michigan, Inc. under the name "Harbor Oaks Hospital" and located in New Baltimore, Michigan.

     "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

     "Healthcare Laws" shall mean all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended,
Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute").

     "Highland Ridge" shall mean that certain 41-bed substance abuse treatment facility leased and operated by PHC of Utah, Inc. under the name "Highland Ridge Hospital" and located in Midvale, Utah.

     "Indebtedness" of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

     "Indemnified  Person"  shall  have the  meaning  given such term in Section
12.4.

     "Initial Term Loan Amount" shall have the meaning given such term in the third recital hereof.

     "Insured Event" shall have the meaning given such term in Section 12.4.

     "Insurer" shall mean a Person that insures another Person against any costs incurred in the receipt by such other Person of Services, or that has an agreement with any Borrower to compensate it for providing Services to such Person.

     "Inventory" shall mean all "inventory" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing

                                 Appendix A - 8
any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

     "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance satisfactory to Lender from the owner/lessor of any premises not owned by Borrower at which any of the Collateral is now or hereafter located for the purpose of providing Lender access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

                  "Leasehold" shall mean the Seven Hills Leasehold and the Utah Leasehold, individually or collectively.

     "Liability Event" shall mean any event, fact, condition or circumstance or series thereof (i) in or for which any Borrower becomes liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (ii) in which Medicaid or Medicare payments to any Borrower are lawfully set-off against payments to such or any other Borrower to satisfy any liability of or for any amounts owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, or
(iii) any of the foregoing under clauses (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses (i) and (ii) above or successor provisions thereto.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

     "Loan" or "Loans" shall mean, individually and collectively, the Term Loan and all Advances under the Revolving Facility.

     "Loan Documents" shall mean, collectively and each individually, this Agreement, the Notes, the Security Documents, the Lockbox Agreements, the Uniform Commercial Code Financing Statements, the Subordination Agreements, the Landlord Waiver and Consents, the Borrowing Certificates, and the Warrant and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Lender in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

     "Lockbox Accounts" shall mean the accounts maintained by Borrower at the Lockbox Banks into which all collections or payments on their Accounts and other Collateral are paid.

     "Lockbox Agreement" shall have the meaning given such term in Section 2.5.

     "Lockbox Bank" shall have the meaning given such term in Section 2.5.

     "Management Fees" shall mean collectively any and all management and other fees, all charges, expenses and/or payments, and payables of any kind at any time owing, owed or payable, by Harbor Oaks to PHC or any of its Subsidiaries other than Harbor Oaks.

                                 Appendix A - 9

     "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of Borrower and/or Guarantors, either individually in the case of PHC or PHC-Michigan, or, in the case of each Borrower and Guarantor, taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of any Borrower or Guarantor to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Person.

     "Medicaid/Medicare  Account  Debtor" shall mean any Account Debtor which is
(i) the United States of America acting under the Medicaid or Medicare program established pursuant to the Social Security Act or any other federal healthcare program, including, without limitation, CHAMPUS, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other state health care program, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

     "Minimum Termination Fee" shall mean (for the time period indicated) the amount equal to (i) three percent (3%) of the Facility Cap, if the date of notice of such termination by Borrower is after the Restatement Date but before the first anniversary of the Restatement Date; and (ii) two percent (2%) of the Facility Cap, if the date of notice of such termination by Borrower is on or after the first anniversary of the Restatement Date.

     "Monthly Compliance Certificate" shall have the meaning ascribed to such term in Section 6.1(a).

     "Mortgage" shall have the meaning ascribed to such term in Section 2.13(c).

     "Mount Regis" shall mean that certain 25-bed substance abuse treatment facility owned and operated by PHC of Virginia, Inc. under the name "Mount Regis Center" and located in Salem, Virginia.

     "Note" shall mean any promissory note or notes issued pursuant to Section 2.11.

     "Obligations" shall mean all shall mean all present and future obligations, Indebtedness and liabilities of Borrower and/or Guarantors to Lender at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents or otherwise relating to Notes and/or Loans, including, without limitation, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of any Borrower and/or Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

     "Offer" shall have the meaning given such term in Section 6.13.

     "Option Period" shall have the meaning given such term in Section 6.13.

                                 Appendix A - 10


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
     "Payment Office" shall mean initially the address set forth beneath Lender's name on the signature page of the Agreement, and thereafter, such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

     "Permit" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

     "Permit Assignment" shall have the meaning ascribed to such term in Section 2.13(c).

     "Permitted Discretion" shall mean a determination or judgment made by Lender in good faith in the exercise of reasonable (from the perspective of a secured lender) business judgment.

     "Permitted Indebtedness" shall have the meaning given such term in Section 7.2.

     "Permitted Liens" shall have the meaning ascribed to such term in Section 7.3.

     "Permitted Subordinated Debt" shall have the meaning ascribed to such term in Section 7.2.

     "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

     "PHC" means PHC, Inc., a Massachusetts corporation.

     "PHC-Michigan" means PHC of Michigan, Inc., a Massachusetts corporation.

     "PHC-Utah" means PHC of Utah, Inc., a Massachusetts corporation.

     "PHC-Virginia" means PHC of Utah, Inc., a Massachusetts corporation.

     "Pivotal" means Pivotal Research Centers, L.L.C., an Arizona limited liability company.


     "Pivotal Acquisition" means the acquisition of the membership interests of Pivotal Research Centers, L.L.C. by PHC, Inc.

     "Pivotal Acquisition Documents" means the documents and agreements executed and delivered by PHC or its Subsidiaries and the Pivotal Sellers in connection with the Pivotal Acquisition.

     "Pivotal Sellers" shall mean the holders of the membership interests of Pivotal prior to the consummation of the Pivotal Acquisition.

     "Pivotal Seller Notes" shall mean each promissory note issued by PHC to the Pivotal Sellers in connection with the Pivotal Acquisition.

     "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Lender be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Lender; provided, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

                                 Appendix A - 11

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
     "Private Payors" shall mean Account Debtors other than Medicaid/Medicare Account Debtors, any other governmental payor and any commercial insurers.

     "Real Estate" shall mean the following described real property, together with all building, structures and improvements located thereon:

     35031 23 Mile Road, North Baltimore, Michigan and known as Harbor Oaks Psychiatric Hospital

     405  Kimball Avenue, Salem, Virginia and known as Mount Regis Center

     "Receipt" shall have the meaning given such term in Section 12.5.

     "Released Parties" shall have the meaning given such term in Section 12.11.

     "Releasing  Parties"  shall  have the  meaning  given  such term in Section
     12.11.

     "Restatement Date" shall mean the date the Closing occurs.

     "Revolver  Termination"  shall have the meaning  given such term in Section
      11.1(b).

     "Revolving Facility Maturity Date" shall have the meaning assigned to such term in Section 2.2(b).

     "Revolving Facility Obligations" shall mean all of the Obligations related to the Revolving Facility.

     "Security Documents" shall mean any Notes, this Agreement, any Guaranty, Stock Pledge Agreement, Collateral Patent, Trademark and Copyright Assignment, each Mortgage, each Assignment of Rents, each Permit Assignment, the Purchase Document Assignment, each Cross Guaranty, Lockbox Agreements, Uniform Commercial Code Financing Statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

     "Services" shall mean medical and health care services provided to a Person, including, but not limited to, medical and health care services which are covered by a policy of insurance issued by an Insurer, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out- patient behavioral healthcare services.

     "Seven Hills Hospital" means Seven Hills Hospital, Inc., a Massachusetts corporation.

     "Seven Hills" shall mean that certain 60-bed substance abuse treatment facility leased and operated by Seven Hills Hospital, Inc. under the name "Seven Hills Hospital" and located in Las Vegas, Nevada.

     "Seven Hills Leasehold" shall mean the real property, together with all buildings, structures, and improvements located thereon, leased by Seven Hills Hospital for the operation of Seven Hills.

     "Solvency Certificate" shall have the meaning given such term in Section 4.1(d).

                                 Appendix A - 12

     "Stock Pledge  Agreement" shall mean,  collectively and each  individually,
     (i) that certain Stock Pledge Agreement by and between PHC and Lender executed in connection herewith, and (ii) if applicable, all stock pledge agreements executed by and between Lender and any other Borrower or any Guarantor, in each case as such may be modified, amended or supplemented from time to time.

     "Subsidiary" shall mean, (i) as to any Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

     "Term" shall mean the period commencing on the Restatement Date and ending on October __, 2011; provided that in the case of the Revolving Facility, the Term is subject to extension for up to two (2) additional periods of one (1) year in duration as provided in Section 2.2(b).

     "Term Loan" shall have the meaning given such term in the third recital hereof.

     "Term Loan Amount" shall mean during the period commencing as of the Restatement Date and continuing through June 30, 2007, the Initial Term Loan Amount. Commencing July 1, 2007, and continuing on the same day of each calendar month thereafter, the Term Loan Amount shall be reduced on a cumulative basis by the following amounts during the following time periods:

                  Time Period                          Monthly Reduction Amount

        July 1, 2007 through June 30, 2009                     $50,000

        July 1, 2009 and each month thereafter                 $62,500


     "Term  Loan  Borrowing  Date"  shall  have the  meaning  given such term in
     Section 2.5.

     "Term Loan  Draw(s)"  shall mean a borrowing or  borrowings  under the Term
     Loan.

     "Term Loan Maturity  Date" shall have the meaning  assigned to such term in
     Section 2.6(a).

     "Term Loan Obligations" shall mean all of the Obligations related to the Term Loan.

     "Term Loan Finance Fee Amount" shall mean the amount equal to one-half of one percent (.5%) of the Initial Term Loan Amount.

     "Termination Date" shall have the meaning ascribed to such term in Section 11.1(a).

     "Transferee" shall have the meaning given such term in Section 12.2.

     "Transaction" shall have the meaning given such term in Section 6.13.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time.

                                 Appendix A - 13

     "Utah Leasehold" shall mean the real property, together with all buildings, structures, and improvements located thereon, leased by PHC-Utah for the operation of Highland Ridge.

     "Warrant" shall mean the Warrant dated as of the Restatement Date issued by PHC to CSE Equity Holdings LLC, as such may be modified, restated, amended or supplemented from time to time.

     "Waived Finance Fee" shall have the meaning given such term in Section 3.5.

     "Wellplace"  shall  mean  Wellplace,  Inc.,  a  Massachusetts  corporation.

     "Yield Maintenance Amount" shall mean an amount equal to the future value at the last day of the Term, discounted to the present value as of the later of the Termination Date or the date of prepayment using the most recently published asked yield to maturity as quoted in the Wall Street Journal for the United States Treasury Notes or Bills with a maturity date closest to the last day of the Term, of the product of (A) the all in effective yield (measured as a percentage per annum) on the Revolving Facility for the six (6) months prior to the Termination Date; (B) the Facility Cap; and (C) the quotient of (i) the number of months remaining in the Term, and (ii) twelve (12).

                                 Appendix A - 14


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